As filed with the Securities and Exchange Commission on April 18,
1995

                                 Registration No. 33-   69648

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                          Amendment No. 1
                             to
                            FORM S-3
                     Registration Statement
                              Under
                   The Securities Act of 1933
              KANSAS CITY SOUTHERN INDUSTRIES, INC.
     (Exact name of registrant as specified in its charter)

        DELAWARE                    44-0663509
(State of Incorporation)      (I.R.S. Employer Identification No.)

                    114 West Eleventh Street
                  Kansas City, Missouri  64105
                         (816) 556-0303
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                        JOSEPH D. MONELLO
   Vice President -           and Chief Financial Officer
              Kansas City Southern Industries, Inc.
                    114 West Eleventh Street
                  Kansas City, Missouri  64105
                         (816) 556-0213
    (Name, address, including zip code, and telephone number,
           including area code, of agent for service)
                           Copies to:

          DIANE M. BEERS, ESQ.		RICHARD P. BRUENING
JOHN F. MARVIN, ESQ.			Kansas City Southern Industries,Inc.
Watson & Marshall                 	114 West Eleventh Street
 L.C.    				Kansas City, Missouri 64105
1010 Grand Avenue
Kansas City, Missouri  64106-2271


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
from time to time after the effective date of this registration statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      SUBJECT TO COMPLETION
       PRELIMINARY PROSPECTUS DATED _______________, 1995

     Information herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                                        Dated _____________, 1995

PROSPECTUS

              KANSAS CITY SOUTHERN INDUSTRIES, INC.
                          $500,000,000
                           Securities

   Kansas City Southern Industries, Inc. (the "Company") may
offer from time to time, together or separately, (i) shares of its
Common Stock,         par value    $.01 per share     (the "Common
Stock"), (ii) shares of its New Series Preferred Stock, par value $1 per share (the "Series Preferred Stock" and, together with the Common Stock, the "Equity Securities"), (iii) its convertible debt securities (the "Convertible Debt Securities"), which may be either senior debt securities ("Convertible Senior Debt Securities") or subordinated debt securities ("Convertible Subordinated Debt Securities"), consisting of debentures, notes or other evidence of indebtedness representing unsecured obligations of the Company convertible into Common Stock, and (iv) its debt securities (the
"Debt Securities")        (collectively the "Securities"), in
amounts, at prices and on terms to be determined at the time of offering. The Securities offered pursuant to this Prospectus may be issued in one or more issuances or series and will be limited to $500,000,000 aggregate public offering price. Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered (the "Offered Securities") are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, in the case of Series Preferred Stock, the specific title, and any dividend, liquidation, redemption, voting and other rights, any terms for conversion into Common Stock, the initial public offering price and other special terms, and in the case of Convertible Debt Securities and Debt Securities, the specific designation, aggregate principal amount, the denomination, maturity, premium, if any, the interest rate (which may be fixed or variable), time and method of calculating payment of interest, if any, the place or places where principal of, premium, if any, and interest, if any, will be payable, any terms of redemption at the option of the Company or of the holder, any sinking fund provisions, the initial public offering price and other special terms, and in the case of Convertible Debt Securities only, terms for conversion into Common Stock. If so specified in the applicable Prospectus Supplement, Convertible Debt Securities and Debt Securities of any series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

  The Convertible Senior Debt Securities and Debt Securities
will be unsecured general obligations of the Company and will rank PARI PASSU with all other senior (that is, unsubordinated) indebtedness of the Company. The Convertible Subordinated Debt Securities will be subordinated in right of payment to all Senior
Debt    (as hereinafter defined)     of the Company       .
Because the Company is a holding company, however, the Convertible Debt Securities and the Debt Securities will be effectively subordinated to the claims of creditors of the Company's
subsidiaries.  At           December 31, 1994    , the Company's
subsidiaries had an aggregate of $          255.3     million of
indebtedness outstanding. See "Description of Convertible Debt Securities and Debt Securities."



                 ______________________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
        BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
 STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
  COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
            ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
    ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Company may sell the Securities to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, and any applicable fee, commission or discount arrangements with them.

     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                ________________________________


        THE DATE OF THIS PROSPECTUS IS ________________,
          1995    .

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                      AVAILABLE INFORMATION

     This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Regis-tration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration State-ment, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Securities offered hereby.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy state-ments and other information with the Commission. Such reports, proxy statements and other information can be inspected and copies obtained at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York City, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Registration Statement can be inspected at, and copies thereof can be obtained at prescribed prices from, the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. In addition, such reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the Commission (File No. 1-4717) pursuant to the Exchange Act and are incorporated by reference and made a part of this Prospectus:

     1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31,

          1994    ; and

   2)     The Company's Current Report        on Form 8-K dated
                    January 31, 1995    .

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person, in-cluding any beneficial owner, to whom this Prospectus is delivered,
   up    on written or oral request of such person, a copy of any
and all documents incorporated herein by reference, other than exhibits to such documents not specifically incorporated by reference. Requests for such copies should be directed to Kansas City Southern Industries, Inc., 114 West Eleventh Street, Kansas City, Missouri 64105, Attention: Corporate Secretary, telephone number (816) 556-0490.

                           THE COMPANY

   Kansas City Southern Industries, Inc., through its operating subsidiaries, is engaged primarily in the businesses of
transportation   , information and transaction processing, and
financial asset management           .  The Company's principal
business activities involve (i) operating a Class I rail carrier system; (ii) providing shareowner accounting and recordkeeping data
processing systems and related services    primarily     for
        mutual funds, insurance    companies            and
          financial services institutions    ; and (iii) managing
investments for mutual funds and private accounts.  The Company was
incorporated in the State of Delaware in 1962       .  The
principal executive offices of the Company are located at 114 West 11th Street, Kansas City, Missouri 64105, and the Company's telephone number is (816) 556-0303.



                         USE OF PROCEEDS

     Unless otherwise set forth in the applicable Prospectus
Supplement, net proceeds from the sale of the Securities are expected to be added to the general funds of the Company and used principally for general corporate purposes, including working capital, capital expenditures and acquisitions of or investments in businesses and assets.

               RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated. Earnings represent income available for fixed charges, less equity in undistributed earnings of less than 50% owned affiliates, plus undistributed equity in 50% owned affiliates, minority interest in consolidated subsidiaries, amortization of debt premium and costs, together with interest and one-third of rents under long-term operating leases deemed to be representative of an interest factor. Fixed charges represent interest expense together with interest capitalized, one-third of rents under long-term operating
leases deemed to be representative of an interest factor   , and
amortization of debt premium and costs.

PAGE

                                      Year Ended December 31,

                                      1994    1993   1992  1991   1990

Excluding Interest on                 3.28    3.68   3.40  2.88   2.58
Deposits of IFTC(1)

Including Interest on                 3.14    3.43   2.98  2.44   2.23
Deposits of IFTC(1)



(1)       Investors Fiduciary Trust Company ("IFTC"), formerly a
          joint venture of DST Systems, Inc. ("DST")   .  DST,
          a wholly-owned subsidiary of the Company, sold its 50% interest in IFTC on January 31, 1995 to State Street Boston Corporation.

                  DESCRIPTION OF CAPITAL STOCK

     The following descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the more complete descriptions of the Company's stock set forth in the Company's Certificate of Incorporation, as amended (the
"Certificate of Incorporation") and its Bylaws.

    The authorized capital stock of the Company consists of (i)
          400,000,000     shares of Common Stock,        par value
   $.01 per share     ("Common Stock"), (ii) 2,000,000 shares of
New Series Preferred Stock, par value $1 per share ("Series Preferred Stock"), and (iii) 840,000 shares of Preferred Stock, par value $25 per share ("Preferred Stock").

     As of

          December 31, 1994    , there were outstanding
(i)            43,518,136     shares of Common Stock, (ii) employee
stock options to purchase an aggregate of            3,280,515
shares of Common Stock (of which options to purchase
          2,488,665     shares of Common Stock were currently
exercisable), (iii)           243,170     shares of Preferred
Stock   , and (iv) 1,000,000 shares of Series Preferred Stock
designated as Series B Convertible Preferred Stock ("Series B
Preferred Stock")    .         In addition, 150,000 shares of
   Series Preferred Stock designated as     Series Preferred Stock,
Series A,        ("Series A Preferred Stock"), were authorized for
issuance if certain events relating to a change in control of the
Company should occur.            As of such date, no shares of
Series A Preferred Stock were outstanding.

            UMB Bank, N.A.    , and the Company serve as the
Transfer Agents for the Company's Securities. The Company's Common Stock and Preferred Stock are listed on the New York Stock
Exchange.

     NO SHARES OF PREFERRED STOCK, SERIES A PREFERRED STOCK OR
SERIES B PREFERRED STOCK ARE BEING OFFERED HEREBY.

COMMON STOCK

     Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor, provided that, if any shares of Series Preferred Stock or Preferred Stock are outstanding, no dividends or other distributions may be made with respect to the Common Stock unless full required dividends on the shares of Series Preferred Stock and Preferred Stock have been paid, including accumulated dividends in the case of any series of Series Preferred Stock designated to receive cumulative dividends.

   Holders of Common Stock are entitled to one vote per share multiplied by the number of directors to be elected in an election of directors, which may be cast cumulatively, and to one vote per share on any other matter, voting as a single class. In certain instances, holders of Series Preferred Stock or Preferred Stock may
have special class voting rights.  See        "Series Preferred
Stock" and "       Preferred Stock."

     In the event of the voluntary or involuntary dissolution, liquidation or winding up of the Company, holders of Common Stock are entitled to receive pro rata, after satisfaction in full of the prior rights of creditors (including holders of the Company's indebtedness) and holders of Series Preferred Stock and Preferred Stock, all the remaining assets of the Company available for distribution.

     The issuance of additional shares of Series Preferred Stock or Preferred Stock may result in a dilution of the voting power and relative equity interests of the holders of Common Stock and would subject the Common Stock to the prior dividend and liquidation rights of the Series Preferred Stock and Preferred Stock issued. The Common Stock is not redeemable and has no preemptive rights.

     Any shares of Common Stock sold hereunder shall be fully paid and nonassessable and will be listed on the New York Stock
Exchange.

SERIES PREFERRED STOCK

     Under the Company's Certificate of Incorporation, the Board of Directors of the Company is authorized, without further stockholder action, to issue up to 2,000,000 shares of Series Preferred Stock in one or more series, with such designations, powers, preferences, rights, qualifications, limitations or restrictions, as shall be set forth in a Certificate of Designation filed pursuant to the General Corporation Law of the State of Delaware, subject to the powers, preferences and rights of the Preferred Stock.

     If any series of Series Preferred Stock entitles the holders thereof to dividends, such dividends may be paid following the payment or setting apart for payment of dividends on the Preferred Stock and prior to the payment or setting apart for payment of dividends on the Common Stock. If specified, dividends may be cumulative. In the event of a liquidation, dissolution or winding up of the Company, holders of each series of Series Preferred Stock are subordinate to the holders of Preferred Stock, but have preference and priority over the holders of Common Stock, for payments of amounts as set forth in a Certificate of Designations. The Series Preferred Stock has no preemptive rights.

     Any shares of Series Preferred Stock sold hereunder shall be fully paid and nonassessable and the Company will apply to list such shares on the New York Stock Exchange.

SERIES A PREFERRED STOCK

   The Board of Directors of the Company established the Series
A Preferred Stock   , consisting of 150,000 shares,     for
issuance pursuant to the Company's Stockholder Rights Plan (the "Rights Plan"). No shares of Series A Preferred Stock have been issued.

   To implement the Rights Plan, the Company's Board of Directors
declared    and made     a dividend distribution of one Series A
Preferred Stock purchase right ("Right") for each outstanding share of Common Stock of the Company, payable on May 27, 1986. Each Right entitled the registered holder to purchase from the Company one two-hundredth of a share of Series A Preferred Stock at an
exercise price of $50 per Right, subject to adjustment.   All the
Rights were redeemed by the payment on September 20, 1994, of $.0125 per share to the Common Stock holders of record on August 26, 1994.





SERIES B PREFERRED STOCK

   The Board of Directors of the Company    in 1993
authorized the establishment of Series B Preferred Stock, consisting initially of 1,000,000 shares, for issuance to the trustee of a grantor trust formed by the Company entitled "Employee
Plan Funding Trust" (the "Trust").     On October 1, 1993, the
Company sole 1,000,000 shares of Series B Preferred Stock to the
Trust.      The Series B Preferred Stock can be held only by the
trustee of the Trust or on behalf of any employee plan designated as a beneficiary of the Trust. Transfer of the Series B Preferred Stock to any other person will cause the stock to be converted automatically into Common Stock.

    Holders of the Series B Preferred Stock           are
entitled to have declared, paid or set aside for payment, cumulative dividends, when, as and if declared by the Board of Directors out of funds legally available therefor, in an amount of $10 per share per year before the declaration, payment or setting aside for payment of any dividends on the Common Stock or any other stock ranking as to dividends junior to, or on a parity with, the Series B Preferred Stock, but only after dividends on the Preferred Stock have been paid or set aside for payment, with certain limited exceptions.

     Holders of Series B Preferred Stock have no voting rights not required by law except with respect to actions which would adversely alter or change the powers, preferences or special rights of that security.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, Series B Preferred Holders shall be entitled to receive the amount of $200 per share plus any declared and unpaid dividends, prior to any distribution of assets to the holders of the Common Stock or any other class ranking with respect to such distribution junior to the Series B Preferred Stock, subject to the rights of holders of the Preferred Stock and any other security ranking superior to or on a parity with the Series B Preferred Stock.

     Series B Preferred Stock           is     convertible into
Common Stock at an initial ratio of 4 shares of Common Stock for each share of Series B Preferred Stock, subject to certain adjustments, with a limitation on the maximum number of shares of Common Stock which can be issued of 4,000,000 shares.

    Series B Preferred Stock           is     redeemable by the
Company at any time (i) after           April 1, 1995,     (ii)
under certain circumstances, whenever the market price of the Common Stock equals or exceeds 150% of the conversion price of the Series B Preferred, with certain adjustments, (iii) in the event of
certain changes in federal tax law   , and (iv) in the event that
the Trust or any employee plan designated as a beneficiary of the Trust is terminated in accordance with its terms, in accordance with a redemption price schedule and the terms specified in the Certificate of Designations.

     Anti-dilution protections and special provisions with respect to the effect on the Series B Preferred Stock of mergers or consolidations are also set forth in the Certificate of Designations.

    As a grantor trust, assets of the Trust, including the Series
B Preferred Stock, are expected to remain subject to the claims of the general creditors of the Company until such assets are distributed to the beneficiaries. The Series B Preferred Stock


          was     purchased by the Trust for $200,000,000 with
funds borrowed from the Company, secured by a pledge of such
securities.  Shares held in the Trust           will     be
released for distribution to beneficiary plans in proportion to the reduction of this indebtedness. Other provisions of the Trust (i) require that the trustee vote any voting securities held in the Trust in accordance with the voting of shares held in the Company's ESOP and (ii) provide for termination of the Trust upon the occurrence of defined events involving a change in control of the Company.

PREFERRED STOCK

     Holders of shares of Preferred Stock are entitled to receive, in the discretion of the Board of Directors, noncumulative dividends declared by the Board of Directors of up to $1 per share per year, and no more, before dividends may be declared or paid with respect to Common Stock or any series of Series Preferred Stock.

     Holders of Preferred Stock are entitled to one vote per share multiplied by the number of directors to be elected in an election of directors, which may be cast cumulatively, and to one vote per share on other matters. Holders of Preferred Stock vote as a single class with the holders of Common Stock and any series of Series Preferred Stock having voting rights; however, whenever dividends are in arrears on the Preferred Stock for six quarters, the holders of Preferred Stock have the right to vote as a class to elect two directors at the next annual stockholders' meeting at which directors are elected and have such right until dividends have been paid on the Preferred Stock for four consecutive quarters. The vote of the holders of two-thirds of Preferred Stock voting together as a class is required for any amendment to the Company's Certificate of Incorporation which would materially and adversely alter or change the powers, preferences or special rights of such stock.

     In the event of the voluntary or involuntary dissolution, liquidation or winding up of the Company, holders of Preferred Stock are entitled to receive payment in the amount of the par value thereof, and any declared and unpaid dividends, but no more, before any payment is made upon the Series Preferred Stock or the Common Stock. The Preferred Stock is not redeemable by the Company and has no preemptive rights.

          CLASSIFIED BOARD OF DIRECTORS

     The Company's Certificate of Incorporation provides that the board of directors shall be divided into three classes as nearly equal in number as possible. Each class of directors serves for a term of three years and such terms commence in three consecutive years so that one class of directors is elected at the annual stockholders' meeting each year. The Company's Certificate of Incorporation also provides that the vote of 70% of the shares entitled to vote in the election of directors is required to amend the Certificate of Incorporation to increase the number of
directors    to more than eighteen,     abolish cumulative voting
for directors and abolish the classification of the board. The same vote requirement is imposed by the Certificate of Incorporation on certain transactions involving mergers, consolidations, sales or leases of assets having a fair market value of $2,000,000 or more, with or to certain owners of more than 5% of the stock of the Company entitled to vote in the election of directors, unless the board of directors has approved a memorandum of understanding with any such owner prior to its becoming such a
5% holder.  These provisions         could have the effect of
delaying, deferring or preventing a change in control of the Company.

       DESCRIPTION OF CONVERTIBLE SENIOR DEBT SECURITIES
                       AND DEBT SECURITIES

     The Convertible Senior Debt Securities and the Debt Securities are to be issued under an indenture dated as of July 1, 1992 (the "Indenture") between the Company and The Chase Manhattan Bank, N.A., as trustee (the "Trustee"), as shall be set forth in the Prospectus Supplement relating to the Convertible Senior Debt Securities or Debt Securities being offered thereby. The statements made under this heading relating to the Convertible Senior Debt Securities and the Debt Securities and the Indenture are summaries of the provisions thereof and do not purport to be complete, and, where reference is made to particular provisions of the Indenture, such provisions are incorporated by reference as a part of such summaries, which are qualified in their entirety by such references. Parenthetical references below are to the Indenture or to sections of the Trust Indenture Act of 1939, as amended (the "TIA"), certain provisions of which govern the terms of the Indenture, and, whenever any particular provision of the Indenture or the TIA or any defined term used therein is referred to, such provision or defined term is incorporated by reference as a part of the statement in connection with which such reference is made, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Capitalized terms used herein but not otherwise defined shall have the meaning assigned to them in the Indenture.

GENERAL

  The Convertible Senior Debt Securities and Debt Securities
will be direct, unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of
the Company.  At           December 31, 1994    , the Company had
no secured indebtedness outstanding. The Company's assets consist of the stock of its subsidiaries and interests in unconsolidated affiliates. Accordingly, certain creditors of the Company's subsidiaries will have a claim on the assets of such subsidiaries prior to the Holders of the Convertible Senior Debt Securities or
Debt Securities.  At           December 31, 1994    , the Company's
subsidiaries         had an aggregate of           255.3
million of indebtedness outstanding, of which $          183.0
million was secured. In addition, the ability of the Company to pay principal of, premium, if any, and interest on the Convertible Senior Debt Securities and Debt Securities will depend on the Company's receipt of funds from its subsidiaries and unconsolidated
affiliates.            Kansas City Southern Railway Company
("KCSR"), a wholly-owned subsidiary of the Company, DST, Janus Capital Corporation ("Janus"), 83% owned by the Company, and Berger Associates, Inc. ("Berger"), over 80% owned by the Company, are not subject to any restrictions on the payment of dividends.





     Convertible Senior Debt Securities and Debt Securities will be issued in separate series. The Convertible Senior Debt Securities and Debt Securities may be issued in one or more series. The particular terms of each series of Convertible Senior Debt Securities and Debt Securities, as well as any modifications of or additions to the general terms of the Convertible Senior Debt Securities and Debt Securities as described herein that may be applicable in the case of a particular series of Convertible Senior Debt Securities or Debt Securities, will be described in the Prospectus Supplement relating to such series of Convertible Senior Debt Securities and Debt Securities. Accordingly, for a description of the terms of a particular series of Convertible Senior Debt Securities and Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of Convertible Senior Debt Securities and Debt Securities set forth in this Prospectus.

     Reference is made to the Prospectus Supplement for the following terms of the Convertible Senior Debt Securities or Debt Securities being offered thereby: (1) the title of such Convertible Senior Debt Securities or Debt Securities; (2) any limit on the aggregate principal amount of such Convertible Senior Debt Securities or Debt Securities; (3) the percentage of the principal amount at which such Convertible Senior Debt Securities or Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or the method by which such portion shall be determined; (4) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of such Convertible Senior Debt Securities or Debt Securities will be payable; (5) the rate or rates at which such Convertible Senior Debt Securities or Debt Securities will bear interest, if any, or the method by which such rate or rates shall be determined; (6) the date or dates from which interest, if any, on such Convertible Senior Debt Securities or Debt Securities shall accrue or the method by which such date or dates shall be determined, the dates on which such interest, if any, will be payable and the Regular Record Date, if any, for the interest payable on any Registered Security of the series on any Interest Payment Date, or the method by which any such date shall be determined, and the basis on which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months; (7) the period or periods within which, the price or prices at which, the Currency in which and the other terms and conditions upon which such Convertible Senior Debt Securities or Debt Securities may be redeemed in whole or in part, at the option of the Company; (8) the obligation, if any, of the Company to redeem, repay or purchase such Convertible Senior Debt Securities or Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which, the Currency in which and the other terms and conditions upon which such Convertible Senior Debt Securities or Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (9) whether such Convertible Senior Debt Securities or Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, and whether such Convertible Senior Debt Securities or Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, and whether such Convertible Senior Debt Securities or Debt Securities are to be issuable, either temporarily or permanently, in global form and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Convertible Senior Debt Securities and Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if Registered Securities of the series are to be issuable as a global security, the identity of the depository for such series; (10) if other than U.S. dollars, the Currency in which such Convertible Senior Debt Securities or Debt Securities will be denominated and in which the principal of (and premium, if any) and any interest on such Convertible Senior Debt Securities or Debt Securities will be payable; (11) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Convertible Senior Debt Securities or Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based on one or more Currencies, commodities, equity indices or other indices) and the manner in which such amounts shall be determined; (12) whether the Company or Holder may elect payment of the principal of (and premium, if any) or interest, if any, on such Convertible Senior Debt Securities or Debt Securities in one or more Currencies other than that in which such Convertible Senior Debt Securities or Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Convertible Senior Debt Securities or Debt Securities are denominated or stated to be payable and the Currency in which such Convertible Senior Debt Securities or Debt Securities are to be so payable; (13) the place or places, if any, other than or in addition to New York City, New York, where the principal of (and premium, if any) and any interest on such Convertible Senior Debt Securities or Debt Securities shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, such Convertible Senior Debt Securities or Debt Securities may be surrendered for exchange and notice or demands to or upon the Company in respect of such Convertible Senior Debt Securities or Debt Securities and the Indenture may be served; (14) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Registered Securities of the series shall be issuable and, if other than the denomination of $5,000, the denomination or denominations in which any Bearer Securities of the series shall be issuable; (15) the identity of the Trustee for such Convertible Senior Debt Securities or Debt Securities and, if other than the Trustee, the Security Registrar and the Paying Agent; (16) the inapplicability to such Convertible Senior Debt Securities or Debt Securities of the provisions of Article Fourteen of the Indenture described herein under "Defeasance and Covenant Defeasance" and any provisions in modification of, in addition to or in lieu of any of the provisions of such Article; (17) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global security on an Interest Payment Date will be paid if other than in the manner provided in the Indenture; (18) whether and under what circumstances the Company will pay Additional Amounts as contemplated by Section 1005 of the Indenture on such Convertible Senior Debt Securities or Debt Securities to any Holder who is not a United States person (including any modification to the definition of such terms as contained in the Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Convertible Senior Debt Securities or Debt Securities rather than pay such Additional Amounts (and the terms of any such option); (19) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Convertible Senior Debt Securities or Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein; (20) the date as of which any Bearer Securities of the series and any temporary global security shall be dated if other than the date of original issuance of the first of such Convertible Senior Debt Securities or Debt Securities; (21) if such Convertible Senior Debt Securities or Debt Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form or terms of such certificates, documents or conditions; (22) the designation of the initial Exchange Rate Agent, if any; (23) any other terms of such Convertible Senior Debt Securities or Debt Securities; and (24) in the case of Convertible Senior Debt Securities, the terms and conditions upon which conversion will be effected, including the conversion price, the conversion period and other conversion provisions in addition to or in lieu of those described below.

     The Indenture does not contain any provisions that may afford the Holders of Convertible Senior Debt Securities or Debt Securities of any series protection in the event of a highly leveraged transaction or other transaction that may occur in connection with a change of control of the Company. Payment of any indebtedness outstanding under the Company's revolving credit agreements, and under the ESOP secured term loan agreements of the Company, would become accelerated at the time of any change in control of the Company, as defined in those agreements. At
          December 31, 1994    , the amount outstanding under these
credit and loan agreements aggregated approximately
$          332.2     million.  The Company is a party to an
agreement with the minority owners of Janus, and DST is a party to
agreements with its joint venture partners,        which may impose
financial and other obligations upon the Company and DST, respectively, in the event of a change in control of the Company, as defined in such agreements. The Company also has a commitment to fund, through so-called "rabbi trusts", the payment of certain compensation and benefit continuations and severance payments of management employees in the event of defined changes in control. The aggregate amount of the Company's financial obligations under the agreements governing the rabbi trusts and the Company's investment in Janus and DST's joint venture partners, cannot be determined in advance of any change-in-control event, but is expected to be material.

     The Indenture provides that the Convertible Senior Debt Securities and Debt Securities may be issued in one or more series thereunder, in each case as authorized from time to time by the Board of Directors of the Company. (Section 301) The Indenture also provides that there may be more than one Trustee under the Indenture, each with respect to one or more different series of Convertible Senior Debt Securities and Debt Securities. See "Resignation of Trustee" herein. At a time when two or more Trustees are acting, each with respect to only certain series, the terms "Convertible Senior Debt Securities" and "Debt Securities" as used herein shall mean the one or more series with respect to which each respective Trustee is acting. In the event there is more than one Trustee under the Indenture, the powers and trust obligations of each Trustee as described herein shall extend only to the one or more series of Convertible Senior Debt Securities and Debt Securities for which it is Trustee. If more than one Trustee is acting under the Indenture, then the Convertible Senior Debt Securities and Debt Securities (whether of one or more than one series) for which each Trustee is acting shall in effect be treated as if issued under separate indentures.

     Some of the Convertible Senior Debt Securities or Debt Securities may be issued as original issue discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) ("Original Issue Discount Securities"), to be sold at a substantial discount below their stated principal amount. If any Convertible Senior Debt Security or Debt Security is not to be denominated in United States dollars, certain provisions with respect thereto will be set forth in a Foreign Currency Prospectus Supplement, which will specify the Currency or Currencies, including composite Currencies such as the European Currency Unit, in which the principal, premium, if any, and any interest with respect to such Convertible Senior Debt Security or Debt Security are to be paid, along with any other terms relating to the non-United States dollar denomination. Federal income tax, accounting and other special considerations applicable to any such Original Issue Discount Securities or non-United States dollar denominated Convertible Senior Debt Securities or Debt Securities will be described in a Prospectus Supplement relating thereto.

     The Indenture does not contain any provisions that would limit the ability of the Company to incur indebtedness. Reference is made to the Prospectus Supplement related to the series of Convertible Senior Debt Securities or Debt Securities offered thereby for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company applicable to such Convertible Senior Debt Securities or Debt Securities that are described herein.

     Under the Indenture, the Company will have the ability, in addition to the ability to issue Convertible Senior Debt Securities or Debt Securities with terms different from those of Convertible Senior Debt Securities or Debt Securities previously issued, without the consent of the Holders, to reopen a previous issue of a series of Convertible Senior Debt Securities or Debt Securities and issue additional Convertible Senior Debt Securities or Debt Securities of such series, in an aggregate principal amount determined by the Company. (Section 301)

DENOMINATIONS, REGISTRATION AND TRANSFER

     Convertible Senior Debt Securities or Debt Securities of a series may be issuable solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Registered Securities will be issuable in denominations of $1,000 and integral multiples of $1,000 and Bearer Securities will be issuable in the denomination of $5,000 or, in each case, in such other denominations as may be in the terms of the Convertible Senior Debt Securities or Debt Securities of any particular series. The Indenture also provides that Convertible Senior Debt Securities or Debt Securities of a series may be issuable in global form. Unless otherwise indicated in the Prospectus Supplement, Bearer Securities will have interest coupons attached. (Section 201)

     Registered Securities of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If (but only if) provided in the Prospectus Supplement, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, Bearer Securities surrendered in a permitted exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in the Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities. (Section 305)

     The Convertible Senior Debt Securities or Debt Securities may be presented for exchange as described above, and Registered Securities may be presented for registration of transfer (duly endorsed or accompanied by a written instrument of transfer), at the corporate trust office of the Trustee in New York City, New York, or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Convertible Senior Debt Securities or Debt Securities and referred to in the Prospectus Supplement. No service charge will be made for any transfer or exchange of Convertible Senior Debt Securities or Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305) If a Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Company with respect to any series of Convertible Senior Debt Securities or Debt Securities, then the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Convertible Senior Debt Securities or Debt Securities of a series are issuable solely as Registered Securities, then the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Convertible Senior Debt Securities or Debt Securities of a series may be issuable both as Registered Securities and as Bearer Securities, then the Company will be required to maintain (in addition to the Trustee) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Convertible Senior Debt Securities or Debt Securities. (Section 1002)

     The Company shall not be required to (i) issue, register the transfer of or exchange Convertible Senior Debt Securities or Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Convertible Senior Debt Securities or Debt Securities of that series to be redeemed and ending at the close of business on (A) if the Convertible Senior Debt Securities or Debt Securities of the series are issuable only as Registered Securities, then the day of mailing of the relevant notice of redemption and (B) if Convertible Senior Debt Securities or Debt Securities of the series are issuable as Bearer Securities, then the day of the first publication of the relevant notice of redemption or, if Convertible Senior Debt Securities or Debt Securities of the series are also issuable as Registered Securities and there is no publication, then the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security or portion thereof called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; (iii) exchange any Bearer Security selected for redemption, except to exchange such Bearer Security for a Registered Security of that series and of like tenor that is simultaneously surrendered for redemption; or (iv) issue, register the transfer of or exchange any Convertible Senior Debt Securities or Debt Security that has been surrendered for repayment at the option of the Holder, except the portion, if any, thereof not to be so repaid. (Section 305)

CONVERSION RIGHTS

     The circumstances under which Convertible Senior Debt Securities of any series are convertible into Common Stock and the terms of such conversion will be set forth in the Prospectus Supplement relating thereto. Such terms shall include provisions as to whether conversion is mandatory, at the option of the Holder, or at the option of the Company, and may include provisions in which the number of shares of Common Stock to be received by the Holder of Convertible Senior Debt Securities would be calculated according to the market price of Common Stock as of a time stated in the Prospectus Supplement.

GLOBAL SECURITIES

     The Convertible Senior Debt Securities or Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (each a "Global Security") that will be deposited with, or on behalf of, the "Depository" identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged in whole or in part for the individual Convertible Senior Debt Securities or Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee to a successor Depository or any nominee of such successor.

     The Depository has advised as follows: it is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions in such securities between such participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depository only through participants or indirect participants.

     The specific terms of the depository arrangement with respect to a series of Convertible Senior Debt Securities or Debt Securities and certain limitations and restrictions relating to a series of Bearer Securities in the form of one or more Global Securities will be described in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to all depository arrangements.

     Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Convertible Senior Debt Securities or Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository. Such accounts will be designated by the underwriters or agents with respect to such Convertible Senior Debt Securities or Debt Securities or by the Company if such Convertible Senior Debt Securities or Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limit and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depository for a Global Security, or its nominee, is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Convertible Senior Debt Securities or Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Convertible Senior Debt Securities or Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Convertible Senior Debt Securities or Debt Securities of such series in definitive form and will not be considered the owners or Holders thereof under the Indenture.

     Payments of principal of, premium, if any, and interest, if any, on individual Convertible Senior Debt Securities or Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Convertible Senior Debt Securities or Debt Securities. Neither the Company, the Trustee, any Paying Agent, nor the Security Registrar for such Convertible Senior Debt Securities or Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Convertible Senior Debt Securities or Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Subject to certain restrictions relating to Bearer Securities, the Company expects that the Depository for a series of Convertible Senior Debt Securities or Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such Convertible Senior Debt Securities or Debt Securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Convertible Senior Debt Securities or Debt Securities as shown on the records of such Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants. With respect to owners of beneficial interests in a temporary Global Security representing Bearer Securities, receipt by such beneficial owners of payments of principal, premium or interest in respect thereof will be subject to additional restrictions.

SAME-DAY SETTLEMENT AND PAYMENT

     If provided in the Prospectus Supplement for a series of Convertible Senior Debt Securities or Debt Securities, then settlement for such Convertible Senior Debt Securities or Debt Securities will be made by the agents or underwriters in immediately available funds, and all payments of principal and interest will be made by the Company in immediately available funds.

     Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, if provided in the Prospectus Supplement for a series of Convertible Senior Debt Securities or Debt Securities, such series of Convertible Senior Debt Securities or Debt Securities will trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity in such series of Convertible Senior Debt Securities or Debt Securities will therefore be required by the Depository to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading of the Convertible Senior Debt Securities or Debt Securities.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Subsidiary" means a corporation, partnership, joint venture, association or other entity a majority of the outstanding voting stock or other equity interest entitled ordinarily to vote in the election of the directors or other governing body (however designated) of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of
the Company       .  For the purposes of this definition, "voting
stock" means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Significant Subsidiary" means (i) any Subsidiary (other than Southern Credit Corporation or any of its Subsidiaries) which at the time of determination had total assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 10% of the Company's total assets on a consolidated basis as of such date or (ii) any Subsidiary which at the time of determination had revenues for the three-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 10% of the Company's total revenues on a consolidated basis for such period.

LIMITATION ON LIENS

     In the Indenture, the Company covenants that it will not nor will it permit any Significant Subsidiary to create, assume, incur or suffer to exist any Lien upon any stock or indebtedness, whether owned on the date of the Indenture or thereafter acquired, of any Significant Subsidiary (other than a Significant Subsidiary, the stock or indebtedness of which at the date of the Indenture was subject to a Lien or required to be subject to a Lien) to secure any Obligation (other than the Convertible Senior Debt Securities or Debt Securities) of the Company, any Subsidiary or any other Person without in any such case making effective provision whereby all of the Outstanding Convertible Senior Debt Securities or Debt Securities shall be directly secured equally and ratably with such Obligation, excluding, however, from the operation of the foregoing provisions any Lien upon stock or indebtedness of any corporation existing at the time such corporation becomes a Significant Subsidiary or existing or created upon stock or indebtedness of a Significant Subsidiary at the time of acquisition of such stock or indebtedness and any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any such Lien; provided, however, that the principal amount of the Obligation secured thereby shall not exceed the principal amount of the Obligation so secured at the time of such extension, renewal or replacement; and provided, further, that such Lien shall be limited to all or such part of the stock or indebtedness which secured the Lien so extended, renewed or replaced. (Section 1006)

EVENTS OF DEFAULT

     The Indenture provides, with respect to any series of Convertible Senior Debt Securities or Debt Securities Outstanding thereunder, that the following shall constitute Events of Default:
(i) default in the payment of any interest upon or any Additional Amounts payable in respect of any Convertible Senior Debt Security or Debt Security of that series or of any coupon appertaining thereto when the same becomes due and payable, continued for 30 days; (ii) default in the payment of the principal of or any premium on any Convertible Senior Debt Security or Debt Security of that series at its Maturity; (iii) default in the deposit of any sinking fund payment when due by the terms of any Convertible Senior Debt Security or Debt Security of that series; (iv) default in the performance or breach of any covenant or warranty of the Company in the Indenture with respect to any Convertible Senior Debt Security or Debt Security of that series, continued for 60 days after written notice to the Company; (v) certain events in bankruptcy, insolvency or reorganization; and (vi) any other Event of Default provided with respect to Convertible Senior Debt Securities or Debt Securities of that series. (Section 501) The Company is required to file with the Trustee, annually, an Officer's Certificate as to the Company's compliance with all conditions and covenants under the Indenture. (Section 1004) The Indenture provides that the Trustee may withhold notice to the Holders of Convertible Senior Debt Securities or Debt Securities of any default (except payment defaults on the Convertible Senior Debt Securities or Debt Securities) in the event the Trustee considers it in the interest of the Holders of Convertible Senior Debt Securities or Debt Securities to do so. (Section 601)

     If an Event of Default with respect to Convertible Senior Debt Securities or Debt Securities of a particular series shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of Outstanding Convertible Senior Debt Securities or Debt Securities of that series may declare the Outstanding Convertible Senior Debt Securities or Debt Securities of that series due and payable immediately. (Section 502)

     Subject to the provisions relating to the duties of the Trustee, in case an Event of Default with respect to Convertible Senior Debt Securities or Debt Securities of a particular series shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders of Convertible Senior Debt Securities or Debt Securities of such series, unless such Holders shall have offered to the Trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with such request. (Section 507 and TIA Section 315) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture or exercising any trust or power conferred on the Trustee with respect to the Convertible Senior Debt Securities or Debt Securities of that series. (Section 512)

     The Holders of not less than a majority in principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities of any series may on behalf of the Holders of all the Convertible Senior Debt Securities or Debt Securities of such series and any related coupons waive any past default under the Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest on or Additional Amounts payable in respect of any Convertible Senior Debt Security or Debt Security of such series or
(ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the Holder of each Outstanding Convertible Senior Debt Security of such series affected thereby. (Section 513)

MERGER OR CONSOLIDATION

     The Indenture provides that the Company may not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless either the Company is the continuing corporation or such corporation or Person assumes by supplemental indenture all the obligations of the Company under the Indenture and the Convertible Senior Debt Securities or Debt Securities and immediately after the transaction no default shall exist. (Section 801)

MODIFICATION OR WAIVER

     Modification and amendment of the Indenture as it applies to any series of Convertible Senior Debt Securities or Debt Securities may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of all Outstanding Convertible Senior Debt Securities or Debt Securities of such series; provided, that no such modification or amendment may, without the consent of the Holder of each Outstanding Convertible Senior Debt Security or Debt Security of such series affected thereby, among other things: (i) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any Convertible Senior Debt Security or Debt Security, (ii) reduce the principal amount or the rate of interest on or any Additional Amounts payable in respect of or any premium payable upon the redemption of any Convertible Senior Debt Security or Debt Security; (iii) change any obligation of the Company to pay Additional Amounts in respect of any Convertible Senior Debt Security or Debt Security; (iv) reduce the amount of the principal of an original issue discount Convertible Senior Debt Security or Debt Security that would be due and payable upon a declaration of acceleration of the Maturity thereof; (v) adversely affect any right of repayment at the option of the Holder of any Convertible Senior Debt Security or Debt Security; (vi) change the place or currency of payment of principal of or any premium or interest on any Convertible Senior Debt Security or Debt Security; (vii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or any Redemption Date or Repayment Date therefor;
(viii) reduce the percentage in principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities necessary to modify or amend the Indenture or to consent to any waiver thereunder or reduce the requirements for voting or quorum; or (ix) modify the foregoing requirements or reduce the percentage in principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities necessary to waive any past default. (Section 902)

     Modification and amendment of the Indenture may be made by the Company and Trustee without the consent of any Holder for any of the following purposes: (i) to evidence the succession of another Person to the Company as obligor under the Indenture; (ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Convertible Senior Debt Securities or Debt Securities; (iii) to add Events of Default for the benefit of the Holders of all or any series of Convertible Senior Debt Securities or Debt Securities; (iv) to add or change any provisions of the Indenture to facilitate the issuance of Bearer Securities; (v) to change or eliminate any provisions of the Indenture, provided, that any such change or elimination shall become effective only when there are no Convertible Senior Debt Securities or Debt Securities Outstanding of any series created prior thereto that is entitled to the benefit of such provision; (vi) to establish the form or terms of Convertible Senior Debt Securities or Debt Securities of any series and any related coupons; (vii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (viii) to close the Indenture with respect to the authentication and delivery of additional series of Convertible Senior Debt Securities or Debt Securities, to cure any ambiguity, defect or inconsistency in the Indenture, provided, that such action does not adversely affect the interests of Holders of Convertible Senior Debt Securities or Debt Securities of any series in any material respect; or (ix) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Convertible Senior Debt Securities or Debt Securities, provided, that such action shall not adversely affect the interests of the Holders of any Convertible Senior Debt Securities or Debt Securities in any material respect. (Section 901)

     The Indenture contains provisions for convening meetings of the Holders of Convertible Senior Debt Securities or Debt Securities of a series of Convertible Senior Debt Securities or Debt Securities if that series are issuable as Bearer Securities. (Section 1501) A meeting may be called at any time by the Trustee and, also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities of such series, in any such case upon notice given as provided in the Indenture. (Section 1502) Except for any consent that must be given by the Holder of each Convertible Senior Debt Security or Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities of that series; provided, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities of that series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Convertible Senior Debt Securities or Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Convertible Senior Debt Securities or Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution and at any reconvened meeting will be the persons entitled to vote a majority in principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities of that series; provided, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities of a series, then the Persons entitled to vote such specified percentage in principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities of such series will constitute a quorum. Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Convertible Senior Debt Securities or Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Convertible Senior Debt Securities or Debt Securities affected thereby, or of the Holders of such series and one or more additional series, then (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Convertible Senior Debt Securities or Debt Securities of such series that are voted in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall determine whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture. (Section 1504)

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides that, unless the provisions of Article Fourteen are made inapplicable to the Convertible Senior Debt Securities or Debt Securities of or within any series and any related coupons pursuant to Section 301 of the Indenture, then the Company may elect either (i) to defease and be discharged from any and all obligations with respect to such Convertible Senior Debt Securities or Debt Securities and any related coupons (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Convertible Senior Debt Securities or Debt Securities and the obligations to register the transfer or exchange of such Convertible Senior Debt Securities or Debt Securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen Convertible Senior Debt Securities or Debt Securities and any related coupons, to maintain an office or agency in respect of such Convertible Senior Debt Securities or Debt Securities and any related coupons and to hold moneys for payment in trust) ("defeasance") (Section 1402) or (ii) to be released from its obligations with respect to such Convertible Senior Debt Securities or Debt Securities and any related coupons under Section 1006 (being the restriction described under "Limitation on Liens") or, if provided pursuant to Section 301 of the Indenture, then its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Convertible Senior Debt Securities or Debt Securities and any related coupons ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by the Company with the Trustee (or other qualifying trustee), in trust, of an amount, in such Currency in which such Convertible Senior Debt Securities or Debt Securities and any related coupons are then specified as payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Convertible Senior Debt Securities or Debt Securities and any related coupons (with such applicability being determined on the basis of the Currency in which such Convertible Senior Debt Securities or Debt Securities are then specified as payable at Stated Maturity) that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such Convertible Senior Debt Securities or Debt Securities and any related coupons, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of such Convertible Senior Debt Securities or Debt Securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. (Section 1404)

     "Government Obligations" means securities that are (i) direct obligations of the United States of America or the government that issued the Foreign Currency in which the Convertible Senior Debt Securities or Debt Securities of a particular series are payable for the payment of which its full faith and credit is pledged or
(ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government that issued the Foreign Currency in which the Convertible Senior Debt Securities or Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt. (Section 101)

     Unless otherwise provided in the Prospectus Supplement, if, after the Company has deposited funds or Government Obligations to effect defeasance or covenant defeasance with respect to Convertible Senior Debt Securities or Debt Securities of any series, (i) the Holder of a Convertible Senior Debt Security or Debt Security of such series is entitled to, and does, elect pursuant to the terms of such Convertible Senior Debt Security or Debt Security to receive payment in a Currency other than that in which such deposit has been made in respect of such Convertible Senior Debt Security or Debt Security or (ii) the Currency in which such deposit has been made in respect of any Convertible Senior Debt Security or Debt Security of such series ceases to be used by its government of issuance, then the indebtedness represented by such Convertible Senior Debt Security or Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Convertible Senior Debt Security or Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Convertible Senior Debt Security or Debt Security into the Currency in which such Convertible Senior Debt Security or Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable Market Exchange Rate. (Section 1405) Unless otherwise provided in the Prospectus Supplement, all payments of principal of (and premium, if any) and interest, if any, and Additional Amounts, if any, on any Convertible Senior Debt Security or Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made in U.S. dollars. (Section 312)

     In the event the Company effects covenant defeasance with respect to any Convertible Senior Debt Securities or Debt Securities and any related coupons and such Convertible Senior Debt Securities or Debt Securities and any related coupons are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (iv) or (vi) under "Events of Default" with respect to any covenant with respect to which there has been defeasance, the Currency and Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such Convertible Senior Debt Securities or Debt Securities and any related coupons at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Convertible Senior Debt Securities or Debt Securities and any related coupons at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

     The Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Convertible Senior Debt Securities or Debt
Securities of or within a        particular series and any related
coupons.

RESIGNATION OF TRUSTEE

     The Trustee may resign or be removed with respect to one or more series of Convertible Senior Debt Securities or Debt Securities and a successor Trustee may be appointed to act with respect to such series. (Section 608) In the event that two or more persons are acting as Trustee with respect to different series of Convertible Senior Debt Securities or Debt Securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other such Trustee (Section 609), and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Indenture Securities for which it is Trustee.

THE TRUSTEE

     The Company may from time to time maintain bank accounts and have other customary banking relationships with and obtain credit facilities and lines of credit from the Trustee in the ordinary course of business. The Trustee may also serve as trustee under other indentures covering other debt securities of the Company.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium, interest or Additional Amounts on Registered Securities issued in certificated form will be made at any office or agency to be maintained by the Company in New York City, New York, except that, at the option of the Company, payment of any interest (including Additional Amounts, if any) may be made (i) by check mailed to the address of the person entitled thereto as such address shall appear in the applicable Security Register or (ii) by wire transfer to an account maintained by the payee located inside the United States.
(Sections 307, 1001 and 1002) In the case of Global Securities, such payment will be made to the Depository or its nominee in accordance with the then-existing arrangements between the Paying Agent and the Depository. See "Description of Convertible Senior Debt Securities and Debt Securities--Global Securities" above. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such payment. (Section 307)

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium, interest or Additional Amounts on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time. (Section 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest and certain Additional Amounts on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to the applicable Interest Payment Date. (Section 1001) Unless otherwise provided in an applicable Prospectus Supplement, no payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal, premium, if any, and interest, if any, and Additional Amounts, if any, in respect of Bearer Securities payable in U.S. dollars will be made at the office of the Company's Paying Agent in New York City, New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies located outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

     Any Paying Agents located outside the United States and any other Paying Agents in the United States initially designated by the Company for the Convertible Senior Debt Securities or Debt Securities will be named in the Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Convertible Senior Debt Securities or Debt Securities of a series are issuable only as Registered Securities, then the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Convertible Senior Debt Securities or Debt Securities of a series are also issuable as Bearer Securities, then the Company will be required to maintain (i) a Paying Agent in New York City, New York, for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise) and (ii) a Paying Agent in a Place of Payment located outside the United States where Convertible Senior Debt Securities or Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided, that if the Convertible Senior Debt Securities or Debt Securities of such series are listed on any stock exchange located outside the United States and such stock exchange shall so require, then the Company will maintain a Paying Agent in any other required city located outside the United States, as the case may be, for the Convertible Senior Debt Securities or Debt Securities of such series. (Section
1002).

     DESCRIPTION OF CONVERTIBLE SUBORDINATED DEBT SECURITIES

     The Convertible Subordinated Debt Securities are to be issued under an indenture (the "Indenture") between the Company and a
trustee (the "   Subordinated     Trustee"), as shall be set forth
in the Prospectus Supplement relating to the Convertible Subordinated Debt Securities being offered thereby. The statements made under this heading relating to the Convertible Subordinated Debt Securities and the Indenture are summaries of the provisions thereof and do not purport to be complete, and, where reference is made to particular provisions of the Indenture, such provisions are incorporated by reference as a part of such summaries, which are qualified in their entirety by such references. Parenthetical references below are to the Indenture or to sections of the TIA, certain provisions of which govern the terms of the Indenture, and, whenever any particular provision of the Indenture or the TIA or any defined term used therein is referred to, such provision or defined term is incorporated by reference as a part of the statement in connection with which such reference is made, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Capitalized terms used herein but not otherwise defined shall have the meaning assigned to them in the Indenture.

GENERAL

    The Convertible Subordinated Debt Securities will be direct,
unsecured obligations of the Company.   At           December 31,
1994    , the Company had no secured indebtedness outstanding.  The
Company's assets consist of the stock of its subsidiaries and interests in unconsolidated affiliates. Accordingly, certain creditors of the Company's subsidiaries will have a claim on the assets of such subsidiaries prior to the Holders of the Convertible
Subordinated Debt Securities.  At           December 31, 1994    ,
the Company's subsidiaries         had an aggregate of
$          255.3     million of indebtedness outstanding, of which
$          183.0     million was secured.  In addition, the ability
of the Company to pay principal of, premium, if any, and interest on the Convertible Subordinated Debt Securities will depend on the Company's receipt of funds from its subsidiaries and unconsolidated
affiliates.  KCSR,    DST,     Janus    and Berger     are not
subject to any restrictions on the payment of dividends.



     The Convertible Subordinated Debt Securities may be issued in one or more series. The particular terms of each series of Convertible Subordinated Debt Securities, as well as any modifications of or additions to the general terms of the Convertible Subordinated Debt Securities as described herein that may be applicable in the case of a particular series of Convertible Subordinated Debt Securities, will be described in the Prospectus Supplement relating to such series of Convertible Subordinated Debt Securities. Accordingly, for a description of the terms of a particular series of Convertible Subordinated Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of Convertible Subordinated Debt Securities set forth in this Prospectus.

     Reference is made to the Prospectus Supplement for the following terms of the Convertible Subordinated Debt Securities being offered thereby: (1) the title of such Convertible Subordinated Debt Securities; (2) any limit on the aggregate principal amount of such Convertible Subordinated Debt Securities;
(3) the percentage of the principal amount at which such Convertible Subordinated Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or the method by which such portion shall be determined; (4) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of such Convertible Subordinated Debt Securities will be payable; (5) the rate or rates at which such Convertible Subordinated Debt Securities will bear interest, if any, or the method by which such rate or rates shall be determined; (6) the date or dates from which interest, if any, on such Convertible Subordinated Debt Securities shall accrue or the method by which such date or dates shall be determined, the dates on which such interest, if any, will be payable and the Regular Record Date, if any, for the interest payable on any Registered Security of the series on any Interest Payment Date, or the method by which any such date shall be determined, and the basis on which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months; (7) the period or periods within which, the price or prices at which, the Currency in which and the other terms and conditions upon which such Convertible Subordinated Debt Securities may be redeemed in whole or in part, at the option of the Company; (8) the obligation, if any, of the Company to redeem, repay or purchase such Convertible Subordinated Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which, the Currency in which and the other terms and conditions upon which such Convertible Subordinated Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (9) whether such Convertible Subordinated Debt Securities are to be issuable as Registered Securities or Bearer
Securities or both,        and whether such Convertible
Subordinated Debt Securities are to be issuable, either temporarily or permanently, in global form and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Convertible Subordinated Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if Registered Securities of the series are to be issuable as a global security, the identity of the depository for such series; (10) if other than U.S. dollars, the Currency in which such Convertible Subordinated Debt Securities will be denominated and in which the principal of (and premium, if any) and any interest on such Convertible Subordinated Debt Securities will be payable; (11) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Convertible Subordinated Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based on one or more Currencies, commodities, equity indices or other indices) and the manner in which such amounts shall be determined; (12) whether the Company or Holder may elect payment of the principal of (and premium, if any) or interest, if any, on such Convertible Subordinated Debt Securities in one or more Currencies other than that in which such Convertible Subordinated Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Convertible Subordinated Debt Securities are denominated or stated to be payable and the Currency in which such Convertible Subordinated Debt Securities are to be so payable; (13) the place or places, if any, other than or in addition to New York City, New York, where the principal of (and premium, if any) and any interest on such Convertible Subordinated Debt Securities shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, such Convertible Subordinated Debt Securities may be surrendered for exchange and notice or demands to or upon the Company in respect of such Convertible Subordinated Debt Securities and the Indenture may be served; (14) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Registered Securities of the series shall be issuable and, if other than the denomination of $5,000, the denomination or denominations in which any Bearer Securities of the series shall be issuable; (15) the identity of the
   Subordinated     Trustee for such Convertible Subordinated Debt
Securities  and, if other than the    Subordinated     Trustee, the
Security Registrar and the Paying Agent; (16) the inapplicability to such Convertible Subordinated Debt Securities of the provisions of Article Fourteen of the Indenture described herein under "Defeasance and Covenant Defeasance" and any provisions in modification of, in addition to or in lieu of any of the provisions of such Article; (17) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global security on an Interest Payment Date will be paid if other than in the manner provided in the Indenture; (18) whether and under what circumstances the Company will pay Additional Amounts as contemplated by Section 1005 of the Indenture on such Convertible Subordinated Debt Securities to any Holder who is not a United States person (including any modification to the definition of such terms as contained in the Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Convertible Subordinated Debt Securities rather than pay such Additional Amounts (and the terms of any such option); (19) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Convertible Subordinated Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein; (20) the date as of which any Bearer Securities of the series and any temporary global security shall be dated if other than the date of original issuance of the first of such Convertible Subordinated Debt Securities; (21) if such Convertible Subordinated Debt Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form or terms of such certificates, documents or conditions; (22) the designation of the initial Exchange Rate Agent, if any; (23) any other terms of such Convertible Subordinated Debt Securities; and (24) in the case of Convertible Subordinated Debt Securities, the terms and conditions upon which conversion will be effected, including the conversion price, the conversion period and other conversion provisions in addition to or in lieu of those described below.

    The Indenture does not contain any provisions that may afford the Holders of Convertible Subordinated Debt Securities of any series protection in the event of a highly leveraged transaction or other transaction that may occur in connection with a change of control of the Company. Payment of any indebtedness outstanding under the Company's revolving credit agreement, and under the ESOP secured term loan agreements of the Company, would become accelerated at the time of any change in control of the Company, as
defined in those agreements.  At           December 31, 1994    ,
the amount outstanding under these credit and loan agreements
aggregated approximately $          332.2     million.  The Company
is a party to an agreement with the minority owners of Janus, and DST is a party to agreements with its joint venture partners, which may impose financial and other obligations upon the Company and DST, respectively, in the event of a change in control of the Company, as defined in such agreements. The Company also has a commitment to fund, through so-called "rabbi trusts", the payment of certain compensation and benefit continuations and severance payments of management employees in the event of defined changes in control. The aggregate amount of the Company's financial obligations under the agreements governing the rabbi trusts and the Company's investment in Janus and DST's joint
venture partners,        cannot be determined in advance of any
change-in-control event, but is expected to be material.

     The Indenture provides that the Convertible Subordinated Debt Securities may be issued in one or more series thereunder, in each case as authorized from time to time by the Board of Directors of the Company. (Section 301) The Indenture also provides that there
may be more than one    Subordinated     Trustee under the
Indenture, each with respect to one or more different series of Convertible Subordinated Debt Securities. See "Resignation of
   Subordinated     Trustee" herein.  At a time when two or more
   Subordinated     Trustees are acting, each with respect to only
certain series, the term "Convertible Subordinated Debt Securities" as used herein shall mean the one or more series with respect to
which each respective    Subordinated     Trustee is acting.  In
the event there is more than one    Subordinated     Trustee under
the Indenture, the powers and trust obligations of each
   Subordinated     Trustee as described herein shall extend only
to the one or more series of Convertible Subordinated Debt
Securities for which it is    Subordinated     Trustee.  If more
than one    Subordinated     Trustee is acting under the Indenture,
then the Convertible Subordinated Debt Securities (whether of one
or more than one series) for which each    Subordinated     Trustee
is acting shall in effect be treated as if issued under separate indentures.

     Some of the Convertible Subordinated Debt Securities may be issued as original issue discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) ("Original Issue Discount Securities"), to be sold at a substantial discount below their stated principal amount. If any Convertible Subordinated Debt Security is not to be denominated in United States dollars, certain provisions with respect thereto will be set forth in a Foreign Currency Prospectus Supplement, which will specify the Currency or Currencies, including composite Currencies such as the European Currency Unit, in which the principal, premium, if any, and any interest with respect to such Convertible Subordinated Debt Security are to be paid, along with any other terms relating to the non-United States dollar denomination. Federal income tax, accounting and other special considerations applicable to any such Original Issue Discount Securities or non-United States dollar denominated Convertible Subordinated Debt Securities will be described in a Prospectus Supplement relating thereto.

     The Indenture does not contain any provisions that would limit the ability of the Company to incur indebtedness. Reference is made to the Prospectus Supplement related to the series of Convertible Subordinated Debt Securities offered thereby for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company applicable to such Convertible Subordinated Debt Securities that are described herein.

     Under the Indenture, the Company will have the ability, in addition to the ability to issue Convertible Subordinated Debt Securities with terms different from those of Convertible Subordinated Debt Securities previously issued, without the consent of the Holders, to reopen a previous issue of a series of Convertible Subordinated Debt Securities and issue additional Convertible Subordinated Debt Securities of such series, in an aggregate principal amount determined by the Company. (Section
301)

DENOMINATIONS, REGISTRATION AND TRANSFER

     Convertible Subordinated Debt Securities of a series may be issuable solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Registered Securities will be issuable in denominations of $1,000 and integral multiples of $1,000 and Bearer Securities will be issuable in the denomination of $5,000 or, in each case, in such other denominations as may be in the terms of the Convertible Subordinated Debt Securities of any particular series. The Indenture also provides that Convertible Subordinated Debt Securities of a series may be issuable in global form. Unless otherwise indicated in the Prospectus Supplement, Bearer Securities will have interest coupons attached. (Section 201)

     Registered Securities of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If (but only if) provided in the Prospectus Supplement, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, Bearer Securities surrendered in a permitted exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in the Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities. (Section 305)

     The Convertible Subordinated Debt Securities may be presented for exchange as described above, and Registered Securities may be presented for registration of transfer (duly endorsed or accompanied by a written instrument of transfer), at the corporate
trust office of the    Subordinated Trustee     in New York City,
New York, or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Convertible Subordinated Debt Securities and referred to in the Prospectus Supplement. No service charge will be made for any transfer or exchange of Convertible Subordinated Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
(Section 305)  If a Prospectus Supplement refers to any transfer
agent (in addition to the    Subordinated     Trustee) initially
designated by the Company with respect to any series of Convertible Subordinated Debt Securities, then the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Convertible Subordinated Debt Securities of a series are issuable solely as Registered Securities, then the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Convertible Subordinated Debt Securities of a series may be issuable both as Registered Securities and as Bearer Securities, then the Company will be
required to maintain (in addition to the    Subordinated
Trustee) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Convertible Subordinated Debt Securities. (Section 1002)

     The Company shall not be required to (i) issue, register the transfer of or exchange Convertible Subordinated Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Convertible Subordinated Debt Securities of that series to be redeemed and ending at the close of business on (A) if Convertible Subordinated Debt Securities of the series are issuable only as Registered Securities, then the day of mailing of the relevant notice of redemption and (B) if Convertible Subordinated Debt Securities of the series are issuable as Bearer Securities, then the day of the first publication of the relevant notice of redemption or, if Convertible Subordinated Debt Securities of the series are also issuable as Registered Securities and there is no publication, then the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security or portion thereof called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; (iii) exchange any Bearer Security selected for redemption, except to exchange such Bearer Security for a Registered Security of that series and of like tenor that is simultaneously surrendered for redemption; or (iv) issue, register the transfer of or exchange any Convertible Subordinated Debt Security that has been surrendered for repayment at the option of the Holder, except the portion, if any, thereof not to be so repaid. (Section 305)

CONVERSION RIGHTS

     The circumstances under which Convertible Subordinated Debt Securities of any series are convertible into Common Stock and the terms of such conversion will be set forth in the Prospectus Supplement relating thereto. Such terms shall include provisions as to whether conversion is mandatory, at the option of the Holder, or at the option of the Company, and may include provisions in which the number of shares of Common Stock to be received by the Holder of Convertible Subordinated Debt Securities would be calculated according to the market price of Common Stock as of a time stated in the Prospectus Supplement.

SUBORDINATION OF CONVERTIBLE SUBORDINATED DEBT SECURITIES

     The obligation of the Company to make payment on account of the principal of, and premium, if any, and interest on the Convertible Subordinated Debt Securities will be subordinated and junior in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt.

     "Senior Debt" means the principal of (and premium, if any) and interest on any indebtedness, whether outstanding at the date hereof or hereafter created or incurred which is for (a) money borrowed by the Company (including without limitation obligations of the Company in respect of overdrafts, foreign exchange contracts, letters of credit, bankers' acceptances, or any loan or advance from a bank, whether or not evidenced by debentures, notes or similar instruments), (b) obligations which would be classified as liabilities on the balance sheet of the Company, in accordance with generally accepted accounting principles, evidencing the purchase price for the acquisition of assets of any kind by the Company or a Subsidiary except in the ordinary course of business,
(c) money borrowed by others and assumed or guaranteed by the Company, (d) obligations of the Company under any agreement or lease of any real or personal property which are capitalized on the books of the Company in accordance with generally accepted accounting principles, (e) obligations under performance guarantees, supporting agreements and other agreements relating to the obligations of any Subsidiary of the Company and (f) renewals, extensions, refundings, amendments and modifications of any indebtedness of the kind described in the foregoing clauses (a),
(b), (c), (d) and (e) or of the instruments creating or evidencing such indebtedness, unless, in each case, by the terms of the instrument creating or evidencing such indebtedness or such renewal, extension, refunding, amendment and modification, it is provided that such indebtedness, or such indebtedness as so modified or amended, or such renewals, extensions or refundings are not senior in right to payment to the Convertible Subordinated Debt Securities.

     Upon any distribution of the assets of the Company upon any dissolution, total or partial liquidation or reorganization of or similarly proceeding relating to the Company, the Holders of Senior Debt will be entitled to receive payment in full before the Holders of the Convertible Subordinated Debt Securities are entitled to receive any payment. Upon the Event of Default (as described below) with respect to the Convertible Subordinated Debt
Securities, the    Subordinated     Trustee or Holders of the
Convertible Subordinated Debt Securities must give notice of such Event of Default and the intention to accelerate to the Company and any Holders of Senior Debt which have theretofore requested such notice, and such acceleration shall not become effective unless and until such Event of Default is continuing on the sixtieth day after the date of delivery of such notice of intention to accelerate; PROVIDED, HOWEVER, that the Convertible Subordinated Debt Securities shall become immediately due and payable upon notice in the event of a bankruptcy or insolvency of the Company. By reason of such subordination, in the event of insolvency, creditors of the Company who are holders of Senior Debt or of other unsubordinated Debt of the Company may recover more, ratably, than the Holders of the Convertible Subordinated Debt Securities.

GLOBAL SECURITIES

     The Convertible Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (each a "Global Security") that will be deposited with, or on behalf of, the "Depository" identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged in whole or in part for the individual Convertible Subordinated Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee to a successor Depository or any nominee of such successor.

     The Depository has advised as follows: it is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions in such securities between such participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depository only through participants or indirect participants.

     The specific terms of the depository arrangement with respect to a series of Convertible Subordinated Debt Securities and certain limitations and restrictions relating to a series of Bearer Securities in the form of one or more Global Securities will be described in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to all depository arrangements.

     Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Convertible Subordinated Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository. Such accounts will be designated by the underwriters or agents with respect to such Convertible Subordinated Debt Securities or by the Company if such Convertible Subordinated Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limit and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depository for a Global Security, or its nominee, is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Convertible Subordinated Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Convertible Subordinated Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Convertible Subordinated Debt Securities of such series in definitive form and will not be considered the owners or Holders thereof under the Indenture.

     Payments of principal of, premium, if any, and interest, if any, on individual Convertible Subordinated Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Convertible Subordinated Debt
Securities.  Neither the Company, the    Subordinated     Trustee,
any Paying Agent, nor the Security Registrar for such Convertible Subordinated Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Convertible Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Subject to certain restrictions relating to Bearer Securities, the Company expects that the Depository for a series of Convertible Subordinated Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such Convertible Subordinated Debt Securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Convertible Subordinated Debt Securities as shown on the records of such Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants. With respect to owners of beneficial interests in a temporary Global Security representing Bearer Securities, receipt by such beneficial owners of payments of principal, premium or interest in respect thereof will be subject to additional restrictions.

SAME-DAY SETTLEMENT AND PAYMENT

     If provided in the Prospectus Supplement for a series of Convertible Subordinated Debt Securities, then settlement for such Convertible Subordinated Debt Securities will be made by the agents or underwriters in immediately available funds, and all payments of principal and interest will be made by the Company in immediately available funds.

     Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, if provided in the Prospectus Supplement for a series of Convertible Subordinated Debt Securities, such series of Convertible Subordinated Debt Securities will trade in the Depository's Same-Day Funds Settlement System until maturity, and secondary market trading activity in such series of Convertible Subordinated Debt Securities will therefore be required by the Depository to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading of the Convertible Subordinated Debt Securities.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Subsidiary" means a corporation, partnership, joint venture, association or other entity a majority of the outstanding voting stock or other equity interest entitled ordinarily to vote in the election of the directors or other governing body (however designated) of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of
the Company       .  For the purposes of this definition, "voting
stock" means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Significant Subsidiary" means (i) any Subsidiary (other than Southern Credit Corporation or any of its Subsidiaries) which at the time of determination had total assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 10% of the Company's total assets on a consolidated basis as of such date or (ii) any Subsidiary which at the time of determination had revenues for the three-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 10% of the Company's total revenues on a consolidated basis for such period.

LIMITATION ON LIENS

     In the Indenture, the Company covenants that it will not nor will it permit any Significant Subsidiary to create, assume, incur or suffer to exist any Lien upon any stock or indebtedness, whether owned on the date of the Indenture or thereafter acquired, of any Significant Subsidiary (other than a Significant Subsidiary, the stock or indebtedness of which at the date of the Indenture was subject to a Lien or required to be subject to a Lien) to secure any Obligation (other than the Convertible Subordinated Debt Securities ) of the Company, any Subsidiary or any other Person without in any such case making effective provision whereby all of the Outstanding Convertible Subordinated Debt Securities shall be directly secured equally and ratably with such Obligation, excluding, however, from the operation of the foregoing provisions any Lien upon stock or indebtedness of any corporation existing at the time such corporation becomes a Significant Subsidiary or existing or created upon stock or indebtedness of a Significant Subsidiary at the time of acquisition of such stock or indebtedness and any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any such Lien; provided, however, that the principal amount of the Obligation secured thereby shall not exceed the principal amount of the Obligation so secured at the time of such extension, renewal or replacement; and provided, further, that such Lien shall be limited to all or such part of the stock or indebtedness which secured the Lien so extended, renewed or replaced. (Section 1006)

EVENTS OF DEFAULT

     The Indenture provides, with respect to any series of Convertible Subordinated Debt Securities Outstanding thereunder, that the following shall constitute Events of Default: (i) default in the payment of any interest upon or any Additional Amounts payable in respect of any Convertible Subordinated Debt Security of that series or of any coupon appertaining thereto when the same becomes due and payable, continued for 30 days; (ii) default in the payment of the principal of or any premium on any Convertible Subordinated Debt Security of that series at its Maturity; (iii) default in the deposit of any sinking fund payment when due by the terms of any Convertible Subordinated Debt Security of that series;
(iv) default in the performance or breach of any covenant or warranty of the Company in the Indenture with respect to any Convertible Subordinated Debt Security of that series, continued for 60 days after written notice to the Company; (v) certain events in bankruptcy, insolvency or reorganization; and (vi) any other Event of Default provided with respect to Convertible Subordinated Debt Securities of that series. (Section 501) The Company is
required to file with the    Subordinated     Trustee, annually, an
Officer's Certificate as to the Company's compliance with all conditions and covenants under the Indenture. (Section 1004) The
Indenture provides that the    Subordinated     Trustee may
withhold notice to the Holders of Convertible Subordinated Debt Securities of any default (except payment defaults on the Convertible Subordinated Debt Securities ) in the event the
   Subordinated     Trustee considers it in the interest of the
Holders of Convertible Subordinated Debt Securities to do so.
(Section 601)

     If an Event of Default with respect to Convertible Subordinated Debt Securities of a particular series shall occur
and be continuing, the    Subordinated     Trustee or the Holders
of not less than 25% in principal amount of Outstanding Convertible Subordinated Debt Securities of that series may declare the Outstanding Convertible Subordinated Debt Securities of that series due and payable immediately. (Section 502)

     Subject to the provisions relating to the duties of the
   Subordinated     Trustee, in case an Event of Default with
respect to Convertible Subordinated Debt Securities of a particular
series shall occur and be continuing, the    Subordinated
Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders of Convertible Subordinated Debt Securities of such series, unless such Holders shall have offered to the
   Subordinated     Trustee reasonable indemnity and security
against the costs, expenses and liabilities that might be incurred by it in compliance with such request. (Section 507 and TIA
Section 315)  Subject to such provisions for the indemnification of
the    Subordinated     Trustee, the Holders of a majority in
principal amount of the Outstanding Convertible Subordinated Debt Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy
available to the    Subordinated     Trustee under the Indenture or
exercising any trust or power conferred on the    Subordinated
Trustee with respect to the Convertible Subordinated Debt Securities of that series. (Section 512)

     The Holders of not less than a majority in principal amount of the Outstanding Convertible Subordinated Debt Securities of any series may on behalf of the Holders of all the Convertible Subordinated Debt Securities of such series and any related coupons waive any past default under the Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest on or Additional Amounts payable in respect of any Convertible Subordinated Debt Security of such series or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the Holder of each Outstanding Convertible Subordinated Debt Security of such series affected thereby. (Section 513)

MERGER OR CONSOLIDATION

     The Indenture provides that the Company may not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless either the Company is the continuing corporation or such corporation or Person assumes by supplemental indenture all the obligations of the Company under the Indenture and the Convertible Subordinated Debt Securities and immediately after the transaction no default shall exist. (Section 801)

MODIFICATION OR WAIVER

     Modification and amendment of the Indenture as it applies to any series of Convertible Subordinated Debt Securities may be made
by the Company and the    Subordinated     Trustee with the consent
of the Holders of not less than a majority in principal amount of all Outstanding Convertible Subordinated Debt Securities of such series; provided, that no such modification or amendment may, without the consent of the Holder of each Outstanding Convertible Subordinated Convertible Debt Security of such series affected thereby, among other things: (i) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any Convertible Debt Security, (ii) reduce the principal amount or the rate of interest on or any Additional Amounts payable in respect of or any premium payable upon the redemption of any Convertible Subordinated Debt Security;
(iii) change any obligation of the Company to pay Additional Amounts in respect of any Convertible Subordinated Debt Security;
(iv) reduce the amount of the principal of an original issue discount Convertible Subordinated Debt Security that would be due and payable upon a declaration of acceleration of the Maturity thereof; (v) adversely affect any right of repayment at the option of the Holder of any Convertible Subordinated Debt Security; (vi) change the place or currency of payment of principal of or any premium or interest on any Convertible Subordinated Debt Security;
(vii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or any Redemption Date or Repayment Date therefor; (viii) reduce the percentage in principal amount of the Outstanding Convertible Subordinated Debt Securities necessary to modify or amend the Indenture or to consent to any waiver thereunder or reduce the requirements for voting or quorum; or (ix) modify the foregoing requirements or reduce the percentage in principal amount of the Outstanding Convertible Subordinated Debt Securities necessary to waive any past default. (Section 902)

     Modification and amendment of the Indenture may be made by the
Company and    Subordinated     Trustee without the consent of any
Holder for any of the following purposes: (i) to evidence the succession of another Person to the Company as obligor under the Indenture; (ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Convertible Subordinated Debt Securities; (iii) to add Events of Default for the benefit of the Holders of all or any series of Convertible Subordinated Debt Securities; (iv) to add or change any provisions of the Indenture to facilitate the issuance of Bearer Securities;
(v) to change or eliminate any provisions of the Indenture, provided, that any such change or elimination shall become effective only when there are no Convertible Subordinated Debt Securities Outstanding of any series created prior thereto that is entitled to the benefit of such provision; (vi) to establish the form or terms of Convertible Subordinated Debt Securities of any series and any related coupons; (vii) to provide for the acceptance
of appointment by a successor    Subordinated     Trustee or
facilitate the administration of the trusts under the Indenture by
more than one    Subordinated     Trustee; (viii) to close the
Indenture with respect to the authentication and delivery of additional series of Convertible Subordinated Debt Securities, to cure any ambiguity, defect or inconsistency in the Indenture, provided, that such action does not adversely affect the interests of Holders of Convertible Subordinated Debt Securities of any series in any material respect; or (ix) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Convertible Subordinated Debt Securities, provided, that such action shall not adversely affect the interests of the Holders of any Convertible Subordinated Debt Securities in any material respect. (Section
901)

     The Indenture contains provisions for convening meetings of the Holders of Convertible Subordinated Debt Securities of a series of Convertible Subordinated Debt Securities if that series are issuable as Bearer Securities. (Section 1501) A meeting may
be called at any time by the    Subordinated     Trustee and, also,
upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Convertible Subordinated Debt Securities of such series, in any such case upon notice given as provided in the Indenture. (Section 1502) Except for any consent that must be given by the Holder of each Convertible Subordinated Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Convertible Subordinated Debt Securities of that series; provided, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Convertible Subordinated Debt Securities of that series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Convertible Subordinated Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Convertible Subordinated Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Convertible Subordinated Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution and at any reconvened meeting will be the Persons entitled to vote a majority in principal amount of the Outstanding Convertible Subordinated Debt Securities of that series; provided, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Convertible Subordinated Debt Securities of a series, then the Persons entitled to vote such specified percentage in principal amount of the Outstanding Convertible Subordinated Debt Securities of such series will constitute a quorum. Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Convertible Subordinated Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Convertible Subordinated Debt Securities affected thereby, or of the Holders of such series and one or more additional series, then
(i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Convertible Subordinated Debt Securities of such series that are voted in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall determine whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture. (Section
1504)

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides that, unless the provisions of Article Fourteen are made inapplicable to the Convertible Subordinated Debt Securities of or within any series and any related coupons pursuant to Section 301 of the Indenture, then the Company may elect either
(i) to defease and be discharged from any and all obligations with respect to such Convertible Subordinated Debt Securities and any related coupons (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Convertible Subordinated Debt Securities and the obligations to register the transfer or exchange of such Convertible Subordinated Debt Securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen Convertible Subordinated Debt Securities and any related coupons, to maintain an office or agency in respect of such Convertible Subordinated Debt Securities and any related coupons and to hold moneys for payment in trust) ("defeasance") (Section 1402) or (ii) to be released from its obligations with respect to such Convertible Subordinated Debt Securities and any related coupons under Section 1006 (being the restriction described under "Limitation on Liens") or, if provided pursuant to Section 301 of the Indenture, then its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Convertible Subordinated Debt Securities and any related coupons ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by the Company with the
   Subordinated     Trustee (or other qualifying trustee), in
trust, of an amount, in such Currency in which such Convertible Subordinated Debt Securities and any related coupons are then specified as payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Convertible Subordinated Debt Securities and any related coupons (with such applicability being determined on the basis of the Currency in which such Convertible Subordinated Debt Securities are then specified as payable at Stated Maturity) that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such Convertible Subordinated Debt Securities and any related coupons, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust may only be established if, among other things,
the Company has delivered to the    Subordinated     Trustee an
Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of such Convertible Subordinated Debt Securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance under clause
(i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. (Section
1404)

     "Government Obligations" means securities that are (i) direct obligations of the United States of America or the government that issued the Foreign Currency in which the Convertible Subordinated Debt Securities of a particular series are payable for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government that issued the Foreign Currency in which the Convertible Subordinated Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt. (Section 101)

     Unless otherwise provided in the Prospectus Supplement, if, after the Company has deposited funds or Government Obligations to effect defeasance or covenant defeasance with respect to Convertible Subordinated Debt Securities of any series, (i) the Holder of a Convertible Subordinated Debt Security of such series is entitled to, and does, elect pursuant to the terms of such Convertible Subordinated Debt Security to receive payment in a Currency other than that in which such deposit has been made in respect of such Convertible Subordinated Debt Security or (ii) the Currency in which such deposit has been made in respect of any Convertible Subordinated Debt Security of such series ceases to be used by its government of issuance, then the indebtedness represented by such Convertible Subordinated Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Convertible Subordinated Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Convertible Subordinated Debt Security into the Currency in which such Convertible Subordinated Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable Market Exchange Rate. (Section 1405) Unless otherwise provided in the Prospectus Supplement, all payments of principal of (and premium, if any) and interest, if any, and Additional Amounts, if any, on any Convertible Subordinated Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made in U.S. dollars. (Section 312)

     In the event the Company effects covenant defeasance with respect to any Convertible Subordinated Debt Securities and any related coupons and such Convertible Subordinated Debt Securities and any related coupons are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (iv) or (vi) under "Events of Default" with respect to any covenant with respect to which there has been defeasance, the Currency and Government Obligations on deposit with
the    Subordinated     Trustee will be sufficient to pay amounts
due on such Convertible Subordinated Debt Securities and any related coupons at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Convertible Subordinated Debt Securities and any related coupons at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

     The Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Convertible Subordinated Debt Securities of or within a particular series and any related coupons.


RESIGNATION OF    SUBORDINATED     TRUSTEE

     The    Subordinated     Trustee may resign or be removed with
respect to one or more series of Convertible Subordinated Debt
Securities and a successor    Subordinated     Trustee may be
appointed to act with respect to such series. (Section 608) In the event that two or more persons are acting as
   Subordinated     Trustee with respect to different series of
Convertible Subordinated Debt Securities, each such
   Subordinated     Trustee shall be a    Subordinated     Trustee
of a trust under the Indenture separate and apart from the trust
administered by any other such    Subordinated     Trustee (Section
609), and any action described herein to be taken by the
"   Subordinated     Trustee" may then be taken by each such
   Subordinated     Trustee with respect to, and only with respect
to, the one or more series of Indenture Securities for which it is
   Subordinated     Trustee.


THE    SUBORDINATED     TRUSTEE

     The Company may from time to time maintain bank accounts and have other customary banking relationships with and obtain credit
facilities and lines of credit from the    Subordinated     Trustee
in the ordinary course of business.  The    Subordinated
Trustee may also serve as trustee under other indentures covering other debt securities of the Company.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium, interest or Additional Amounts on Registered Securities issued in certificated form will be made at any office or agency to be maintained by the Company in New York City, New York, except that, at the option of the Company, payment of any interest (including Additional Amounts, if any) may be made (i) by check mailed to the address of the person entitled thereto as such address shall appear in the applicable Security Register or (ii) by wire transfer to an account maintained by the payee located inside the United States.
(Sections 307, 1001 and 1002) In the case of Global Securities, such payment will be made to the Depository or its nominee in accordance with the then-existing arrangements between the Paying Agent and the Depository. See "Description of Convertible Subordinated Debt Securities -- Global Securities" above. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such payment. (Section 307)

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium, interest or Additional Amounts on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time. (Section 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest and certain Additional Amounts on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to the applicable Interest Payment Date. (Section 1001) Unless otherwise provided in an applicable Prospectus Supplement, no payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal, premium, if any, and interest, if any, and Additional Amounts, if any, in respect of Bearer Securities payable in U.S. dollars will be made at the office of the Company's Paying Agent in New York City, New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies located outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

     Any Paying Agents located outside the United States and any other Paying Agents in the United States initially designated by the Company for the Convertible Subordinated Debt Securities will be named in the Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Convertible Subordinated Debt Securities of a series are issuable only as Registered Securities, then the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Convertible Subordinated Debt Securities of a series are also issuable as Bearer Securities, then the Company will be required to maintain
(i) a Paying Agent in New York City, New York, for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise) and (ii) a Paying Agent in a Place of Payment located outside the United States where Convertible Subordinated Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided, that if the Convertible Subordinated Debt Securities of such series are listed on any stock exchange located outside the United States and such stock exchange shall so require, then the Company will maintain a Paying Agent in any other required city located outside the United States, as the case may be, for the Convertible Subordinated Debt Securities of such series. (Section
1002).



                      PLAN OF DISTRIBUTION

     The Company may sell the Securities being offered hereby (i) through agents, (ii) to or through underwriters, (iii) through dealers and (iv) directly to purchasers. The Prospectus Supplement sets forth the terms of the offering of the Securities to which such Prospectus Supplement relates, including the name or names of the underwriters, dealers or agents, the purchase price of the Securities and the proceeds to the Company from the sale, any underwriting discounts and other items constituting underwriters' compensation and any discounts, concessions and commissions allowed or paid to dealers or agents. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If an underwriter or underwriters are utilized in the sale of the Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. The underwriter or underwriters with respect to an underwritten offering of Securities are set forth in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters are set forth on the cover of such Prospectus Supplement. Only underwriters named in a Prospectus Supplement will be deemed to be underwriters in connection with the Securities described therein. Firms not so named will have no direct or indirect participation in the offering of such Securities, although such a firm may participate in the distribution of such Securities under circumstances entitling it to a dealer's commission. The underwriting agreement may provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such offered Securities will be obligated to purchase all such offered Securities if any are purchased. In connection with the sale of Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and any such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Securities may be offered and sold through agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered is named in, and any commissions payable by the Company to such agent are described in, the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer and the terms of any such sale are set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales are described in the Prospectus Supplement relating thereto.

     Underwriters, dealers and agents participating in the distribution of Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

     Underwriters, dealers and agents participating in the distribution of Securities may be entitled, under agreements which may be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution by the Company to payments such underwriters, dealers or agents may be required to make in respect thereof.

     The Securities may be sold at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. The Company also may offer and sell the Securities in exchange for one or more of its outstanding issues of securities.

     Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for the Company and its subsidiaries in the ordinary course of business.

     The Securities may or may not be listed on a national or foreign securities exchange. No assurance can be given that there will be a market for the Securities.

                          LEGAL MATTERS

     Unless otherwise indicated in the applicable Prospectus Supplement, the legality of the Securities will be passed on for
the Company by           Watson & Marshall L.C.    , Kansas City,
Missouri. The legality of the securities will be passed on for any underwriters, dealers or agents by counsel named in the applicable Prospectus Supplement.

                             EXPERTS

     The audited financial statements         of the Company
incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31,
          1994    , have been so incorporated in reliance on the
reports of Price Waterhouse    LLP    , independent accountants,
given on the authority of that firm as experts in auditing and accounting.

_______________________________


     No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with this offering and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriters. Neither the delivery of this Prospectus, nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Convertible Debt Securities offered hereby by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                         _______________

                        TABLE OF CONTENTS

                             Page


Available Information. . . .
Incorporation of Certain
  Documents by Reference . .
The Company. . . . . . . . .
Use of Proceeds. . . . . . .
Ratio of Earnings to
 Fixed Charges . . . . . . .
Description of Capital
 Stock . . . . . . . . . . .
Description of Convertible
  Senior Debt Securities
  and Debt Securities. . . .
Description of Convertible
  Subordinated Debt
  Securities . . . . . . . .
Description of Certificates.
Plan of Distribution . . . .
Legal Matters. . . . . . . .
Experts. . . . . . . . . . .


_______________________________

_______________________________






                          $500,000,000

                      KANSAS CITY SOUTHERN
                        INDUSTRIES, INC.






                           Securities






                         _______________

                           PROSPECTUS
                         _______________







                      _______________, 1995




 ___________________________

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

     SEC registration fee . . . . . . . . . . . . . .  $  156,250
     Blue Sky fees and expenses . . . . . . . . . . .       *
     Attorneys' fees and expenses . . . . . . . . . .       *
     Accountants' fees and expenses . . . . . . . . .       *
     Trustee's fees and expenses. . . . . . . . . . .       *
     Printing expenses. . . . . . . . . . . . . . . .       *
     Rating Agency fees . . . . . . . . . . . . . . .       *
     Miscellaneous. . . . . . . . . . . . . . . . . .       *
            Total . . . . . . . . . . . . . . . . . .       $    *

__________
     * To be filed by    post-effective     amendment.


Item 15.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") provides that a Delaware corporation may indemnify directors and officers and certain other individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding (other than an action by or in the right of the corporation) in which they are involved because they are a director, officer or other qualified individual if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful. If the legal proceeding is by or in the right of the corporation, then directors, officers or other qualified individuals may not be indemnified in respect of any claim, issue or matter as to which they have been adjudged to be liable to the corporation unless they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation and a Delaware Court of Chancery determines that such person is fairly and reasonably entitled to such indemnification. If such individuals are successful on the merits or otherwise in defense of any action, then Section 145 provides that such individuals shall be indemnified. Section 102(b)(7) of the Delaware Corporation Law provides that the liability of a director may not be limited or eliminated for the director's breach of his duty of loyalty to the corporation or its stockholders, for his intentional acts or omissions not in good faith, for his concurrence in or vote for an unlawful payment of a dividend or unlawful stock purchase or redemption or for any improper personal benefit derived by the director from any transaction.

     The Company's certificate of incorporation provides that, to the fullest extent permitted by the Delaware Corporation Law, no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company's bylaws provide that the directors and officers of the Company and certain other individuals are to be indemnified by the Company to the fullest extent permitted by
Section 145 of the Delaware Corporation Law for liability incurred as a result of being threatened to be or being made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is a director or officer of the Company or other qualifying person. The foregoing right of indemnification is not exclusive of any other rights of indemnifications to which any such individuals may be entitled to under any agreement, vote of stockholders or disinterested directors or otherwise.

     The Company maintains a policy of insurance under which the insurer will, subject to certain conditions, defend the directors and officers of the Company against and indemnify them from any liability incurred in their capacities as such. In addition, under the terms of contracts with the Company, certain directors and officers are entitled to indemnification by the Company against certain liabilities in their capacities as such.

Item 16.  Exhibits.

Exhibit
Number                   Description of Exhibit

1(a)           Form of Purchase Agreement.*

1(b)           Form of Underwriting Agreement for Equity
               Securities.*

1(c)           Form of Underwriting Agreement for Debt Securities.*

1(d)           Form of Underwriting Agreement for Convertible Debt
               Securities.*

4(a)           Indenture between Kansas City Southern Industries,
               Inc. and The Chase Manhattan Bank, N.A., Trustee relating to the Convertible Senior Debt Securities and the Debt Securities.

               Attached as Exhibit 4(a) to the Company's
               Registration Statement on Form S-3 dated March 30,
               1993 (file no. 33-60192) and incorporated herein by reference.

4(b)           Form of            Subordinated     Indenture
               between Kansas City Southern Industries, Inc. and
               the    Subordinated Trustee    , relating to the
               Convertible Subordinated Debt Securities.



4(c)           Specimen Certificate for Common Stock.

4(d)           Specimen Certificate for Series Preferred Stock.*

4(e)           Form of Debt Security.

               Attached as Exhibit 4(b) to the Company's
               Registration Statement on Form S-3 dated March 30,
               1993 (file no. 33-60192) and incorporated herein by reference.

4(f)           Form of Convertible Senior Debt Security.*

4(g)           Form of Convertible Subordinated Debt Security.*


4(h)           Certificate of Incorporation of Kansas City
               Southern Industries, Inc., as amended.

               Attached as Exhibit 4 to the Company's Registration Statement on Form S-8 (file no. 33-8880) and incorporated herein by reference.



5                 Opinion of           Watson & Marshall L.C. as
               to the legality of the        Securities.



8              Opinion of           Watson & Marshall L.C.
               regarding tax matters.**

12             Statements re computation of ratios.

               Attached as Exhibit 12 to the Company's Annual
               Report on Form 10-K for the fiscal year ended
               December 31,           1994     and incorporated
               herein by reference.

2          4    (a)      Consent of Price Waterhouse    LLP    .



2          4(b)          Consent of           Watson & Marshall
                         L.C. (included in Exhibit 5).

2          5                  Power of attorney (included on
                              signature page).   ***

2          6(a)               Statement of eligibility of trustee
                              on Form T-1.    ***

26(b)                      Statement of eligibility of
                              subordinated trustee on Form T-1.*



*      To be filed by post-effective amendment.

   **     To be filed by post-effective amendment if applicable.

   ***    Indicates exhibits previously filed.

Item 17.       Undertakings.

(a)            The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by section
               10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and
               (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
               1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)            The undersigned registrant hereby undertakes:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (e) With regard to the trustee under the Indenture relating to the Convertible Subordinated Debt Securities, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 18th day of April, 1995.


                    KANSAS CITY SOUTHERN INDUSTRIES, INC.
                    (Registrant)

                    By  /s/ Albert P. Mauro
                       Albert P. Mauro
                       Vice President and
                       Corporate Secretary




     Pursuant to the requirements of the Securities Act of 1933,
this registration statement has been signed           by or on
behalf of     the following persons in the capacities and on the
dates indicated.


Signature and Name                     Capacity           Date

/s/ A. Edward Allinson                 Director           April 18, 1995

/s/ Paul F. Balser                     Director           April 18, 1995

/s/ James E. Barnes                    Director           April 18, 1995

/s/ Thomas S. Carter                   Director           April 18, 1995

/s/George W. Edwards, Jr.              Executive          April 18, 1995
                                       Vice
                                       President;
                                       Director

/s/ Michael G. Fitt                    Director           April 18, 1995

/s/ Paul H. Henson                     Chairman of        April 18, 1995
                                       the Board of
                                       Directors





/s/ Thomas A. McDonnell                Executive          April 18, 1995
                                       Vice
                                       President;
                                       Director

/s/Joseph D. Monello                   Vice               April 18, 1995
                                       President
                                           and

                                       Chief
                                       Financial
                                       Officer

/s/ Landon H. Rowland                  President          April 18, 1995
                                       and Chief
                                       Executive
                                       Officer

/s/ Morton I. Sosland                  Director           April 18, 1995

/s/ Louis G. Van Horn                  Comptroller;       April 18, 1995

                                       (Principal
                                       Accounting
                                       Officer

/s/ Joseph D. Monello                                     April 18, 1995
    Joseph D. Monello
    As Attorney-in-Fact

                        INDEX TO EXHIBITS

Exhibit No.

4(b)           Form of     Subordinated     Indenture between
               Kansas City Southern Industries, Inc. and the
                  subordinated     trustee, relating to the
               Convertible Subordinated Debt Securities.
4(c)           Specimen Certificate for Common Stock.

5 Opinion of Watson & Marshall L.C. as to the legality of the Securities.


24(a)      Consent of Price Waterhouse    LLP.





24(b)      Consent of Watson & Marshall
           L.C. (included in Exhibit 5).

                                                     EXHIBIT 4(C)

             [FORM OF FACE OF SPECIMEN CERTIFICATE]

CERTIFICATE         THIS           INCORPORATED   CERTIFICATE
FOR NOT MORE        CERTIFICATE IS UNDER THE      FOR NOT
THAN 100,000        TRANSFERABLE   LAWS OF THE    MORE THAN
SHARES              IN NEW YORK,   STATE OF       100,000
                    N.Y. OR KANSAS DELAWARE       SHARES
                    CITY, MO

NUMBER [# of        COMMON STOCK   CUSIP          SHARES
Certificate]                       485170 10 4

KCSI                WITHOUT PAR    SEE REVERSE
                    VALUE          SIDE FOR
                                   LEGEND

KANSAS CITY SOUTHERN INDUSTRIES, INC.

This is to certify that

Is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Kansas City Southern Industries, Inc., transferable in person of by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the terms, conditions and limitations of the Certificate of Incorporation and all amendments thereto. This Certificate is not valid until countersigned by the Transfer Agent or an Assistant Transfer Agent, and registered by the Registrar.

WITNESS the signatures of its duly authorized officers.

/s/ Landon Rowland
President

/s/ Albert P. Mauro
Vice President and Secretary

Countersigned:
Assistant Transfer Agent
KANSAS CITY SOUTHERN INDUSTRIES, INC.

Registered:
UNITED MISSOURI BANK OF KANSAS CITY, N.A., REGISTRAR

By:
    Authorized Signature

            [FORM OF REVERSE OF SPECIMEN CERTIFICATE]

              KANSAS CITY SOUTHERN INDUSTRIES, INC.

The Corporation is authorized to issue shares divided into three classes: Preferred Stock, par value $25 per share; New Series
Preferred Stock, par value $1 per share; and Common Stock without par value.

The Corporation will furnish without charge to each stockholder who so requests, a statement of the rights, privileges, restrictions, voting powers, limitations and qualifications of the classes of stock of the Corporation. Requests may be directed to the principal office of Kansas City Southern Industries, Inc., in Kansas City, Missouri.

The provisions of the Certificate of Incorporation with respect to the payment of dividends read in part as follows:

The holders of the Preferred Stock shall be entitled to receive from the net earnings of the Corporation dividends thereon up to but not exceeding the rate of Four per cent per annum, as the same may be ascertained and determined by the directors, and in their discretion declared, before any dividends shall be declared or paid upon the New Series Preferred Stock or the Common Stock for the same period, but such dividends on the Preferred Stock shall not be cumulative nor shall the Preferred Stock during such period be entitled to participate in any other or additional earnings or profits, but such additional earnings or profits may be subject to application by the directors to dividends upon the New Series Preferred Stock or the Common Stock or other uses of the Corporation, as they may determine.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   -as tenants in           UNIF GIFT MIN ACT -
           common
TEN ENT   -as tenants by the       (Cust)     (Minor)
           entireties              under Uniform Gifts to
JT TEN    -as joint tenants with   Minors Act
           right of survivor-
           ship and not as         (State)
           tenants in common

Additional abbreviations may also be
used though not in the above list.

FOR VALUE RECEIVED,
hereby sell, assign and transfer
unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME
AND ADDRESS INCLUDING POSTAL ZIP
CODE OF ASSIGNEE



_____________________ Shares of
the capital stock represented by
the within Certificate, and do
hereby irrevocably constitute and
appoint __________ Attorney to
transfer the said stock on the
books of the within named Company
with full power of substitution
in the premises.

Dated:                             X
                                   X


                                   NOTICE:  THE SIGNATURE TO THIS
                                   ASSIGNMENT MUST CORRESPOND WITH
                                   THE NAME AS WRITTEN UPON THE
                                   FACE OF THE CERTIFICATE IN
                                   EVERY PARTICULAR, WITHOUT
                                   ALTERATION OR ENLARGEMENT OR
                                   ANY CHANGE WHATEVER.

Signature(s) Guaranteed By:        This certificate also evidences
                                   and entitles the holder hereof
                                   to certain Rights as set forth
Banker or Member Firm of a         in a Rights Agreement dated as
Major Stock Exchange               of May 16, 1986 (the "Rights
                                   Agreement") between Kansas City
                                   Southern Industries, Inc. and
                                   Harris Trust Company of New
                                   York (the "Rights Agent"), the
                                   terms of which are hereby
                                   incorporated herein by
                                   reference and a copy of which
                                   is on file at the principal
                                   executive offices of Kansas
                                   City Southern Industries, Inc.
                                   Under certain circumstances, as
                                   set forth in the Rights
                                   Agreement, such Rights will be
                                   evidenced by separate
                                   certificates and will no longer
                                   be evidenced by this
                                   certificate.  The Rights Agent
                                   will mail to the holder of this
                                   certificate a copy of the
                                   Rights Agreement without charge
                                   after receipt of a written
                                   request thereof.  Under certain
                                   circumstances, Rights
                                   beneficially owned by Acquiring
                                   Persons (as defined in the
                                   Rights Agreement) and their
                                   transferees may become null and
                                   void.

DESCRIPTION OF GRAPHICS ON FACE OF SPECIMEN CERTIFICATE

     The face of the specimen certificate contains two columns of burgundy colored decorative graphic print. One column is on the left side of the certificate and one column is on the right side of the certificate. Some of the language appearing on the face of the specimen certificate appears in these columns. The number of the certificate appears in the left column inside a lighter shaded burgundy box. The number of shares represented by the certificate would appear in the right column in a lighter shaded burgundy box.

     At the top center of the face of the certificate appears an oval image of four people, with a field and hills in the background to the left and city buildings in the background on the right. The four people consist of a woman in front in a business suit holding papers, a man on either side of her, slightly behind her, one in work clothes and one in dress pants, shirt and tie holding what appears to be a reel of computer tape, and directly behind the woman is a man dressed in a business suit.

     In the center of the face of the certificate is a light burgundy shaded box outlined in gray, containing the language "This is to Certify that" and "is the owner of".

     Also stamped across the face of the certificate in red ink is the language "PAR VALUE CHANGED TO $0.01 PER SHARE" and, in blue ink the word "VOID" where the name of the owner would appear, where the number of shares would appear and where the countersignature would appear.

     In addition, the words "CERTIFICATE OF STOCK" appear in light burgundy block letters across a paragraph appearing on the face of the certificate.

                                             Exhibits 5 and 24(b)





                         April 18, 1995



Kansas City Southern Industries, Inc.
114 West 11th Street
Kansas City, Missouri  64105

     Re: "Shelf" Registration Statement on Form S-3 for $500,000,000 Securities

Ladies and Gentlemen:

     We have acted as counsel to Kansas City Southern Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offering from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of up to $500,000,000 aggregate principal amount of securities of the Company in one or more series, including (i) shares of common stock, par value $.01 per share, and new series preferred stock, par value $1.00 per share (collectively the "Capital Stock"), and (ii) convertible senior debt securities, convertible subordinated debt securities and other debt securities (collectively the "Debt Securities").

     In connection with rendering this opinion, we have examined and relied on the following:

     (a) The Registration Statement and exhibits thereto as filed with the Commission on September 29, 1993, and Amendment No. 1 and exhibits thereto expected to be filed with the Commission on or about April 18, 1995 (together the "Registration Statement").

     (b) The Indenture with respect to the convertible senior debt securities and debt securities in the form filed as Exhibit 4(a) to the Registration Statement.

     (c) The Subordinated Indenture with respect to the convertible subordinated debt securities in the form filed as
Exhibit 4(b) to the Registration Statement.

     (d) Such documents, certificates and records of public officials and the Company and its officers and other documents and legal matters as we have deemed necessary for the purpose of rendering this opinion.

     As used hereinafter, the term "Trustee" refers to the Trustee under the Indenture with respect to the convertible senior debt securities and debt securities and to the Subordinated Trustee under the Subordinated Indenture with respect to the convertible subordinated debt securities, and the term "Indenture" refers to the Indenture with respect to the convertible senior debt securities and debt securities and to the Subordinated Indenture with respect to the convertible subordinated debt securities.

     Based on and subject to our examination described herein and the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

     1. When the requirements referred to herein are satisfied, the Capital Stock will be legally issued, fully paid and nonassessable; provided that each of the requirements set forth below has been satisfied.

          (i) The number of shares of Capital Stock, together with the number of shares of issued and outstanding shares of the Company's capital stock and shares thereof held in treasury, reserved for issuance or as to which options or other similar rights have been granted, shall not exceed the number of shares of capital stock in the aggregate or of the class or series of which they are a part as authorized in the Company's certificate of incorporation and any amendments thereto, and any pre-emptive rights with respect to the issuance of the Capital Stock shall have been satisfied or waived.

          (ii) The issuance of the Capital Stock shall have been duly authorized by the Company's board of directors and in accordance with any applicable requirements of the Company's certificate of incorporation and bylaws and any amendments thereto and the General Corporation Law of Delaware ("Delaware Corporation Law"), and any filing requirements under the Delaware Corporation Law shall have been satisfied.

          (iii)The certificates evidencing the Capital Stock shall
(A) conform to the form thereof as established by the Company's board of directors, (B) have been duly authorized, executed and authenticated, with the Company's corporate seal affixed thereto if required, and (C) delivered by the Company to the purchasers thereof against payment of the purchase price therefor by such purchasers, as described in the Prospectus included in the Registration Statement and in the applicable Prospectus Supplement thereto.

          (iv) The purchase price for the Capital Stock shall constitute adequate consideration therefor as required by the Delaware Corporation Law.

     2. When the requirements referred to herein are satisfied, the Debt Securities will constitute the legal, valid and binding obligations of the Company, entitled to the benefits and subject to the provisions of the Indenture, except to the extent that (a) enforcement of the Company's obligations under the Debt Securities may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in proceeding at law or in equity) and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought; provided, that each of the requirements set forth below has been satisfied.

          (i) The Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly authorized, executed and delivered by the Company and the Trustee in substantially the form filed as an exhibit to the Registration
Statement.

          (ii) The Debt Securities shall (A) conform to the terms and form thereof as established by the Board Resolution (as defined in the Indenture) establishing the series of which such Debt Securities are a part, (B) have been duly authorized and executed by the Company and delivered to the Trustee for authentication and delivery by the Trustee, (C) have been duly authenticated by the Trustee in accordance with the Indenture and (D) have been delivered by the Trustee in accordance with the Indenture to the purchasers thereof against payment of the purchase price therefor by such purchasers, as described in the Prospectus included in the Registration Statement and in the applicable Prospectus Supplement thereto.

     In the case of both the Capital Stock and the Debt Securities, we have assumed that on the dates of issuance thereof the Registration Statement shall have been declared effective by the Commission and no stop order suspending the effectiveness thereof shall have been issued under the Securities Act, and any other requirements under the Securities Act and the Commission's rules and regulations thereunder shall have been satisfied.

     This opinion is based on applicable law and our understanding of factual matters at the date hereof and we disclaim any obligation to revise or supplement this opinion based on any change in applicable law or any factual matter that occurs or comes to our attention after the date hereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                              Very truly yours,



                              /s/ WATSON & MARSHALL L.C.

                                                    Exhibit 24(a)

               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 25, 1995, which appears on page 47 of the 1994 Annual Report to Stockholders of Kansas City Southern Industries, Inc., which is incorporated by reference in Kansas City Southern Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Kansas City, Missouri
April 17, 1995

                                                     Exhibit 4(b)

                                                  6480/81/82U/103










              KANSAS CITY SOUTHERN INDUSTRIES, INC.

                               To


              ____________________________________

                             Trustee








                     Subordinated Indenture

                  Dated as of _________________

                        TABLE OF CONTENTS

                                                             Page

PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

                           ARTICLE ONE

     DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.  DEFINITIONS: . . . . . . . . . . . . . . . . . . .1

               Act . . . . . . . . . . . . . . . . . . . . . . .2
               Additional Amounts. . . . . . . . . . . . . . . .2
               Affiliate . . . . . . . . . . . . . . . . . . . .2
               Authenticating Agent. . . . . . . . . . . . . . .2
               Authorized Newspaper. . . . . . . . . . . . . . .2
               Bearer Security . . . . . . . . . . . . . . . . .2
               Board of Directors. . . . . . . . . . . . . . . .3
               Board Resolution. . . . . . . . . . . . . . . . .3
               Business Day. . . . . . . . . . . . . . . . . . .3
               CEDEL . . . . . . . . . . . . . . . . . . . . . .3
               Commission. . . . . . . . . . . . . . . . . . . .3
               Common Depositary . . . . . . . . . . . . . . . .3
               Company . . . . . . . . . . . . . . . . . . . . .3
               Company Request or Company Order. . . . . . . . .3
               Conversion Date . . . . . . . . . . . . . . . . .3
               Conversion Event. . . . . . . . . . . . . . . . .3
               Corporate Trust Office. . . . . . . . . . . . . .4
               corporation . . . . . . . . . . . . . . . . . . .4
               coupon. . . . . . . . . . . . . . . . . . . . . .4
               Currency. . . . . . . . . . . . . . . . . . . . .4
               Defaulted Interest. . . . . . . . . . . . . . . .4
               Dollar or $ . . . . . . . . . . . . . . . . . . .4
               Dollar Equivalent of the Currency Unit. . . . . .4
               Dollar Equivalent of the Foreign Currency . . . .4
               ECU . . . . . . . . . . . . . . . . . . . . . . .4
               Election Date . . . . . . . . . . . . . . . . . .4
               Euroclear . . . . . . . . . . . . . . . . . . . .4
               European Communities. . . . . . . . . . . . . . .4
               European Monetary System. . . . . . . . . . . . .4
               Event of Default. . . . . . . . . . . . . . . . .4
               Exchange Date . . . . . . . . . . . . . . . . . .4
               Exchange Rate Agent . . . . . . . . . . . . . . .5
               Exchange Rate Officer's Certificate . . . . . . .5
               Federal Bankruptcy Code . . . . . . . . . . . . .5
               Foreign Currency. . . . . . . . . . . . . . . . .5
               Government Obligations. . . . . . . . . . . . . .5
               Holder. . . . . . . . . . . . . . . . . . . . . .5
               Indenture . . . . . . . . . . . . . . . . . . . .5
               Indexed Security. . . . . . . . . . . . . . . . .6
               interest. . . . . . . . . . . . . . . . . . . . .6
               Interest Payment Date . . . . . . . . . . . . . .6
               Lien. . . . . . . . . . . . . . . . . . . . . . .6
               Market Exchange Rate. . . . . . . . . . . . . . .6
               Maturity. . . . . . . . . . . . . . . . . . . . .7
               Obligation. . . . . . . . . . . . . . . . . . . .7
               Officers' Certificate . . . . . . . . . . . . . .7
               Opinion of Counsel. . . . . . . . . . . . . . . .7
               Original Issue Discount Security. . . . . . . . .7
               Outstanding . . . . . . . . . . . . . . . . . . .7
               Paying Agent. . . . . . . . . . . . . . . . . . .8
               Person. . . . . . . . . . . . . . . . . . . . . .9
               Place of Payment. . . . . . . . . . . . . . . . .9
               Predecessor Security. . . . . . . . . . . . . . .9
               Redemption Date . . . . . . . . . . . . . . . . .9
               Redemption Price. . . . . . . . . . . . . . . . .9
               Registered Security . . . . . . . . . . . . . . .9
               Regular Record Date . . . . . . . . . . . . . . .9
               Repayment Date. . . . . . . . . . . . . . . . . .9
               Repayment Price . . . . . . . . . . . . . . . . .9
               Responsible Officer . . . . . . . . . . . . . . .9
               Security or Securities. . . . . . . . . . . . . .9
               Security Register and Security Registrar. . . . 10
               Significant Subsidiary. . . . . . . . . . . . . 10
               Special Record Date . . . . . . . . . . . . . . 10
               Stated Maturity . . . . . . . . . . . . . . . . 10
               Subsidiary. . . . . . . . . . . . . . . . . . . 10
               Trust Indenture Act or TIA. . . . . . . . . . . 10
               Trustee . . . . . . . . . . . . . . . . . . . . 10
               United States . . . . . . . . . . . . . . . . . 10
               United States person. . . . . . . . . . . . . . 11
               Valuation Date. . . . . . . . . . . . . . . . . 11
               Vice President. . . . . . . . . . . . . . . . . 11
               Yield to Maturity . . . . . . . . . . . . . . . 11
SECTION 102.   Compliance Certificates and Opinions. . . . . . 11
SECTION 103.   Form of Documents Delivered to Trustee. . . . . 12
SECTION 104.   Acts of Holders . . . . . . . . . . . . . . . . 12
SECTION 105.   Notices, Etc., to Trustee and Company . . . . . 14
SECTION 106.   Notice to Holders; Waiver . . . . . . . . . . . 14
SECTION 107.   Effect of Headings and Table of Contents. . . . 15
SECTION 108.   Successors and Assigns. . . . . . . . . . . . . 15
SECTION 109.   Separability Clause . . . . . . . . . . . . . . 15
SECTION 110.   Benefits of Indenture . . . . . . . . . . . . . 16
SECTION 111.   Governing Law . . . . . . . . . . . . . . . . . 16
SECTION 112.   Legal Holidays. . . . . . . . . . . . . . . . . 16
SECTION 113.   Conflict of any Provision of Indenture with
                 Trust Indenture Act . . . . . . . . . . . . . 16


                           ARTICLE TWO

                        SECURITIES FORMS

SECTION 201.   Forms of Securities . . . . . . . . . . . . . . 16
SECTION 202.   Form of Trustee's Certificate of Authentication 17
SECTION 203.   Securities Issuable in Global Form. . . . . . . 17


                          ARTICLE THREE

                         THE SECURITIES

SECTION 301.   Amount Unlimited; Issuable in Series. . . . . . 18
SECTION 302.   Denominations . . . . . . . . . . . . . . . . . 22
SECTION 303.   Execution, Authentication, Delivery and Dating. 22
SECTION 304.   Temporary Securities. . . . . . . . . . . . . . 24
SECTION 305.   Registration, Registration of Transfer and
Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 306.   Mutilated, Destroyed, Lost and Stolen Securities30
SECTION 307.   Payment of Interest; Interest Rights Preserved;
               Optional Interest Reset . . . . . . . . . . . . 31
SECTION 308.   Optional Extension of Maturity. . . . . . . . . 34
SECTION 309.   Persons Deemed Owners . . . . . . . . . . . . . 35
SECTION 310.   Cancellation. . . . . . . . . . . . . . . . . . 36
SECTION 311.   Computation of Interest . . . . . . . . . . . . 36
SECTION 312.   Currency and Manner of Payments in Respect of
Securities . . . . . . . . . . . . . . . . . . . . . . . . . . 36
SECTION 313.   Appointment and Resignation of Successor Exchange
Rate Agent . . . . . . . . . . . . . . . . . . . . . . . . . . 40


                          ARTICLE FOUR

                   SATISFACTION AND DISCHARGE

SECTION 401.   Satisfaction and Discharge of Indenture.. . . . 40
SECTION 402.   Application of Trust Funds. . . . . . . . . . . 42



                          ARTICLE FIVE

                            REMEDIES

SECTION 501.   Events of Default . . . . . . . . . . . . . . . 42
SECTION 502.   Acceleration of Maturity; Rescission
                 and Annulment . . . . . . . . . . . . . . . . 44
SECTION 503.   Collection of Indebtedness and Suits for
                 Enforcement by Trustee. . . . . . . . . . . . 45
SECTION 504.   Trustee May File Proofs of Claim. . . . . . . . 45
SECTION 505.   Trustee May Enforce Claims Without
                 Possession of Securities or Coupons . . . . . 46
SECTION 506.   Application of Money Collected. . . . . . . . . 46
SECTION 507.   Limitation on Suits . . . . . . . . . . . . . . 47
SECTION 508.   Unconditional Right of Holders to Receive
                 Principal, Premium and Interest . . . . . . . 48
SECTION 509.   Restoration of Rights and Remedies. . . . . . . 48
SECTION 510.   Rights and Remedies Cumulative. . . . . . . . . 48
SECTION 511.   Delay or Omission Not Waiver. . . . . . . . . . 48
SECTION 512.   Control by Holders of Securities. . . . . . . . 48
SECTION 513.   Waiver of Past Defaults . . . . . . . . . . . . 49


                           ARTICLE SIX

                           THE TRUSTEE

SECTION 601.   Notice of Defaults. . . . . . . . . . . . . . . 49
SECTION 602.   Certain Rights of Trustee . . . . . . . . . . . 50
SECTION 603.   Not Responsible for Recitals or Issuance of
Securities . . . . . . . . . . . . . . . . . . . . . . . . . . 51
SECTION 604.   May Hold Securities . . . . . . . . . . . . . . 51
SECTION 605.   Money Held in Trust . . . . . . . . . . . . . . 51
SECTION 606.   Compensation and Reimbursement. . . . . . . . . 51
SECTION 607.   Corporate Trustee Required; Eligibility.. . . . 52
SECTION 608.   Resignation and Removal; Appointment of Successor52
SECTION 609.   Acceptance of Appointment by Successor. . . . . 54
SECTION 610.   Merger, Conversion, Consolidation or
                 Succession to Business. . . . . . . . . . . . 55
SECTION 611.   Appointment of Authenticating Agent . . . . . . 55


                          ARTICLE SEVEN

        HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.   Disclosure of Names and Addresses of Holders. . 57
SECTION 702.   Reports by Trustee. . . . . . . . . . . . . . . 57
SECTION 703.   Reports by Company. . . . . . . . . . . . . . . 57


                          ARTICLE EIGHT

          CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

SECTION 801.   Company May Consolidate, Etc., Only on Certain
Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
SECTION 802.   Successor Person Substituted. . . . . . . . . . 59


                          ARTICLE NINE

                     SUPPLEMENTAL INDENTURES

SECTION 901.   Supplemental Indentures Without Consent of
Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
SECTION 902.   Supplemental Indentures with Consent of Holders 61
SECTION 903.   Execution of Supplemental Indentures. . . . . . 62
SECTION 904.   Effect of Supplemental Indentures . . . . . . . 62
SECTION 905.   Conformity with Trust Indenture Act . . . . . . 62
SECTION 906.   Reference in Securities to, Supplemental
                 Indentures. . . . . . . . . . . . . . . . . . 62


                           ARTICLE TEN

                            COVENANTS

SECTION 1001.  Payment of Principal, Premium, if Any and
Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
SECTION 1002.  Maintenance of Office or Agency . . . . . . . . 63
SECTION 1003.  Money for Securities Payments to Be Held in Trust64
SECTION 1004.  Statement as to Compliance. . . . . . . . . . . 66
SECTION 1005.  Additional Amounts. . . . . . . . . . . . . . . 66
SECTION 1006.  Limitation on Liens on Stock or Indebtedness
                 of Significant Subsidiaries . . . . . . . . . 67
SECTION 1007.  Waiver of Certain Covenants . . . . . . . . . . 67


                         ARTICLE ELEVEN

                    REDEMPTION OF SECURITIES

SECTION 1101.  Applicability of Article. . . . . . . . . . . . 68
SECTION 1102.  Election to Redeem; Notice to Trustee . . . . . 68
SECTION 1103.  Selection by Trustee of Securities to Be Redeemed68
SECTION 1104.  Notice of Redemption. . . . . . . . . . . . . . 68
SECTION 1105.  Deposit of Redemption Price . . . . . . . . . . 70
SECTION 1106.  Securities Payable on Redemption Date . . . . . 70
SECTION 1107.  Securities Redeemed in Part . . . . . . . . . . 71


                         ARTICLE TWELVE

                          SINKING FUNDS

SECTION 1201.  Applicability of Article. . . . . . . . . . . . 71
SECTION 1202.  Satisfaction of Sinking Fund Payments with
Securities . . . . . . . . . . . . . . . . . . . . . . . . . . 72
SECTION 1203.  Redemption of Securities for Sinking Fund . . . 72


                        ARTICLE THIRTEEN

               REPAYMENT AT THE OPTION OF HOLDERS

SECTION 1301.  Applicability of Article. . . . . . . . . . . . 73
SECTION 1302.  Repayment of Securities . . . . . . . . . . . . 73
SECTION 1303.  Exercise of Option. . . . . . . . . . . . . . . 73
SECTION 1304.  When Securities Presented for Payment
                 Become Due and Payable. . . . . . . . . . . . 74
SECTION 1305.  Securities Repaid in Part . . . . . . . . . . . 75


                        ARTICLE FOURTEEN

               DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401.  Applicability of Article; Company's Option to
                 Effect Defeasance or Covenant Defeasance. . . 75
SECTION 1402.  Defeasance and Discharge. . . . . . . . . . . . 75
SECTION 1403.  Covenant Defeasance . . . . . . . . . . . . . . 76
SECTION 1404.  Conditions to Defeasance or Covenant Defeasance 76
SECTION 1405.  Deposited Money and Government Obligations
                 to Be Held in Trust; Other Miscellaneous
Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . 78


                         ARTICLE FIFTEEN

                MEETINGS OF HOLDERS OF SECURITIES

SECTION 1501.  Purposes for Which Meetings May Be Called . . . 79
SECTION 1502.  Call, Notice and Place of Meetings. . . . . . . 79
SECTION 1503.  Persons Entitled to Vote at Meetings. . . . . . 80
SECTION 1504.  Quorum; Action. . . . . . . . . . . . . . . . . 80
SECTION 1505.  Determination of Voting Rights; Conduct
                 and Adjournment of Meetings . . . . . . . . . 81
SECTION 1506.  Counting Votes and Recording Action of Meetings 82


                         ARTICLE SIXTEEN

                          SUBORDINATION

SECTION 1601.  Securities Subordinated to Senior Debt. . . . . 82
SECTION 1602.  Subrogation . . . . . . . . . . . . . . . . . . 84
SECTION 1603.  Obligation of Company Unconditional . . . . . . 84
SECTION 1604.  No Payment on Securities in Event of Default
                 on Senior Debt. . . . . . . . . . . . . . . . 85
SECTION 1605.  Payment on Securities Permitted . . . . . . . . 85
SECTION 1606.  Effectuation of Subordination by Trustee. . . . 85
SECTION 1607.  Knowledge of Trustee. . . . . . . . . . . . . . 85
SECTION 1608.  Trustee's Relation to Senior Debt . . . . . . . 86
SECTION 1609.  Rights of Holders of Senior Debt Not Impaired . 86
SECTION 1610.  Modification of Terms of Senior Debt. . . . . . 86
SECTION 1611.  Definition of Senior Debt . . . . . . . . . . . 86


                        ARTICLE SEVENTEEN

            IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
               OFFICERS, DIRECTORS, AND EMPLOYEES

SECTION 1701.  Exemption from Individual Liability . . . . . . 87

TESTIMONIUM. . . . . . . . . . . . . . . . . . . . . . . . . . 88
SIGNATURES AND SEALS . . . . . . . . . . . . . . . . . . . . . 88
ACKNOWLEDGEMENTS
EXHIBIT A - FORMS OF CERTIFICATION

              KANSAS CITY SOUTHERN INDUSTRIES, INC.

      Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of _________________


Trust Indenture Act Section                     Indenture Section

     Section 310(a)(1) . . . . . . . . . . . . . . . . . . 607(a)
          (a)(2) . . . . . . . . . . . . . . . . . . . . . 607(a)
          (b). . . . . . . . . . . . . . . . . . . . .607(b), 608
     Section 312(c). . . . . . . . . . . . . . . . . . . . . .701
     Section 314(a). . . . . . . . . . . . . . . . . . . . . .703
          (a)(4) . . . . . . . . . . . . . . . . . . . . . . 1004
          (c)(1) . . . . . . . . . . . . . . . . . . . . . . .102
          (c)(2) . . . . . . . . . . . . . . . . . . . . . . .102
          (e). . . . . . . . . . . . . . . . . . . . . . . . .102
     Section 315(b). . . . . . . . . . . . . . . . . . . . . .601
     Section 316(a) (last sentence). . . . . . . . . . . . . .101
                                                  ("Outstanding")
          (a)(1)(A). . . . . . . . . . . . . . . . . . . 502, 512
          (a)(1)(B). . . . . . . . . . . . . . . . . . . . . .513
          (b). . . . . . . . . . . . . . . . . . . . . . . . .508
     Section 317(a)(1) . . . . . . . . . . . . . . . . . . . .503
          (a)(2) . . . . . . . . . . . . . . . . . . . . . . .504
     Section 318(a). . . . . . . . . . . . . . . . . . . . . .107
          (c). . . . . . . . . . . . . . . . . . . . . . . . .107












NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

     SUBORDINATED INDENTURE, dated as of _________________ between KANSAS CITY SOUTHERN INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), and _________________________________,
trustee (hereinafter called the "Trustee").


                     RECITALS OF THE COMPANY


     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness (hereinafter called the "Securities"), unlimited as to principal amount, to be issued in one or more series, to bear such rates of interest, to mature at such times and to have such other provisions as shall be fixed as hereinafter provided.

     This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions regardless of whether such provisions are expressly contained herein.

     All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, and coupons, if any, as follows:


                           ARTICLE ONE

     DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 101.  Definitions.  For all purposes of this
Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

          (4) the words "herein", "hereof " and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     Certain terms, used principally in Article Three, Article
Five, Article Six and Article Ten, are defined in those Articles.

     "Act", when used with respect to any Holder, has the meaning specified in Section 104.

     "Additional Amounts" means any additional amounts which are required by a Security or by or pursuant to a Board Resolution, under circumstances specified therein, to be paid by the Company in respect of certain taxes imposed on certain Holders and which are owing to such Holders.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Authenticating Agent" means any authenticating agent appointed by the Trustee pursuant to Section 611.

     "Authorized Newspaper" means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

     "Bearer Security" means any Security established pursuant to
Section 201 which is payable to bearer.

     "Board of Directors" means the board of directors of the Company, the executive committee or any committee of that board duly authorized to act hereunder.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day", when used with respect to any Place of Payment, the Corporate Trust Office or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 301, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment, the location of the Corporate Trust Office or particular location are authorized or obligated by law or executive order to close.

     "CEDEL" means Centrale de Livraison de Valeurs Mobilieres,
S.A., or its successor.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities
Exchange Act of 1934, as amended, or, if at any time after execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Depositary" has the meaning specified in Section
304(b).

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation. To the extent necessary to comply with the requirements of the provisions of Trust Indenture Act Sections 310 through 317 as they are applicable to the Company, the term "Company" shall include any other obligor with respect to the Securities for the purposes of complying with such provisions.

     "Company Request" or "Company Order" mean, respectively, a written request or order signed in the name of the Company by the Chairman, the President, any Vice President, the Treasurer or an Assistant Treasurer of the Company, and delivered to the Trustee.

     "Conversion Date" has the meaning specified in Section 312(d).

     "Conversion Event" means the cessation of use of (i) a Foreign Currency both by the government of the country which issued such Currency and by a central bank or other public institutions of or within the international banking community for the settlement of transactions, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit (or composite currency) other than the ECU for the purposes for which it was established.

     "Corporate Trust Office" means the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at
__________________________________________________, except that for purposes of Section 1002, such term shall mean the office or agency of the Trustee in the City of _________________.

     "corporation" includes corporations, associations, companies and business trusts.

     "coupon" means any interest coupon appertaining to a Bearer
Security.

     "Currency" means any currency or currencies, composite currency or currency unit or currency units, including, without limitation, the ECU, issued by the government of one or more countries or by any recognized confederation or association of such governments.

     "Defaulted Interest" has the meaning specified in Section 307.

     "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

     "Dollar Equivalent of the Currency Unit" has the meaning specified in Section 312(g).

     "Dollar Equivalent of the Foreign Currency" has the meaning specified in Section 312(f).

     "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

     "Election Date" has the meaning specified in Section 312(h).

     "Euroclear" means Morgan Guaranty Trust Company of New York,
Brussels Office, or its successor as operator of the Euroclear
System.

     "European Communities" means the European Economic Community, the European Coal and Steel Community and the European Atomic
Energy Community.

     "European Monetary System" means the European Monetary System established by the Resolution of December 5, 1978 of the Council of the European Communities.

     "Event of Default" has the meaning specified in Article Five.

     "Exchange Date" has the meaning specified in Section 304.

     "Exchange Rate Agent" means, with respect to Securities of or within any series, unless otherwise specified with respect to any Securities pursuant to Section 301, a New York Clearing House bank designated pursuant to Section 301 or Section 313.

     "Exchange Rate Officer's Certificate" means a certificate setting forth (i) the applicable Market Exchange Rate or the applicable bid quotation and (ii) the Dollar or Foreign Currency amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section 302 in the relevant Currency), payable with respect to a Security of any series on the basis of such Market Exchange Rate or the applicable bid quotation, signed by the Treasurer, any Vice President or any Assistant Treasurer of the Company.

     "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

     "Foreign Currency" means any currency other than Currency of the United States.

     "Government Obligations" means, unless otherwise specified with respect to any series of Securities pursuant to Section 301, securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

     "Holder" means, in the case of a Registered Security, the Person in whose name a Security is registered in the Security Register and, in the case of a Bearer Security, the bearer thereof and, when used with respect to any coupon, shall mean the bearer thereof.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by
Section 301; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, "Indenture" shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the or those particular series of Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

     "Indexed Security" means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

     "interest", when used with respect to an Original Issue
Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity at the rate prescribed in such Original Issue Discount Security.

     "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

     "Lien" means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind.

     "Market Exchange Rate" means, unless otherwise specified with respect to any Securities pursuant to Section 301, (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 301 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon (New York City time) buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent. Unless otherwise specified with respect to any Securities pursuant to Section 301, in the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii), the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, London or other principal market for such Currency in question, or such other quotations as the Exchange Rate Agent shall deem appropriate. Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any Currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such Currency shall be that upon which a nonresident issuer of securities designated in such Currency would purchase such Currency in order to make payments in respect of such securities.

     "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

     "Obligation" means indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness.

     "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Comptroller or an Assistant
Comptroller, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company or who may be an employee of or other counsel for the Company. Each such opinion shall include the statements provided for in Trust Indenture Act Section 314(e) to the extent applicable.

     "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

     "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any coupons appertaining thereto; provided that, if such Securities are to be redeemed, ,notice of such redemption has been duly given pursuant to this Indenture or provision for such notice satisfactory to the Trustee has been made;

          (iii) Securities, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

          (iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined as of the date such Security is originally issued by the Company as set forth in an Exchange Rate Officer's Certificate delivered to the Trustee, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 301, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

     "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (or premium, if any) or interest on any Securities or coupons on behalf of the Company.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Place of Payment" means, when used with respect to the Securities of or within any series, the place or places where the principal of (and premium, if any) and interest on such Securities are payable as specified as contemplated by Sections 301 and 1002.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under
Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains.

     "Redemption Date", when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Registered Security" means any Security which is registered in the Security Register.

     "Regular Record Date" for the interest payable on any Interest Payment Date on the Registered Securities of or within any series means the date specified for that purpose as contemplated by
Section 301, whether or not a Business Day.

     "Repayment Date" means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

     "Repayment Price" means, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to, be repaid by or pursuant to this Indenture.

     "Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Security" or "Securities" has the meaning stated in the first recital of this Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, "Securities" with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

     "Significant Subsidiary" means (A) any Subsidiary (other than Southern Credit Corporation and its Subsidiaries) which at the time of determination had total assets which, as of the date of the Company s most recent quarterly consolidated balance sheet, constituted at least 10% of the Company's total assets on a consolidated basis as of such date or (B) any Subsidiary which at the time of determination had revenues for the three-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 10% of the Company's total revenues on a consolidated basis for such period.

     "Special Record Date" for the payment of any Defaulted
Interest on the Registered Securities of or within any series means a date fixed by the Trustee pursuant to Section 307.

     "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, as such date may be extended pursuant to the provisions of Section 308.

     "Subsidiary" means a corporation, partnership or joint-venture a majority of the outstanding voting stock or other equity interest entitled ordinarily to vote in the election of the directors or other governing body (however designated) of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as amended and as in force at the date as of which this Indenture was executed, except as provided in Section 905.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

     "United States" means, unless otherwise specified with respect to any Securities pursuant to Section 301, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     "United States person" means, unless otherwise specified with respect to any Securities pursuant to Section 301, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

     "Valuation Date" has the meaning specified in Section 312(c).

     "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "Vice
President."

     "Yield to Maturity" means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

     SECTION 102. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1004) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 103. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel or certificates or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information as to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations as to such matters is erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 104. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Fifteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1506.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c)  The principal amount and serial numbers of Registered
Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

     (d) The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or
(4) such Bearer Security is no longer Outstanding. The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may also be proved in any other manner which the Trustee deems sufficient.

     (e) If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

     (f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     SECTION 105. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:
     Corporate Trust Administration, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office:
     114 West 11th Street, Kansas City, Missouri 64105,
     Attention: Vice President-Finance.

     SECTION 106. Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders of Registered Securities by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

     If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Securities as shall be made with the approval of the Trustee (which approval shall not be unreasonably withheld) shall constitute a sufficient notification to such Holders for every purpose hereunder.

     Except as otherwise expressly provided herein or otherwise specified with respect to any Securities pursuant to Section 301, where this Indenture provides for notice to Holders of Bearer Securities of any event, such notice shall be sufficiently given if published in an Authorized Newspaper in The City of New York and in such other city or cities as may be specified in such Securities on a Business Day, such publication to be not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

     If by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee (which approval shall not be unreasonably withheld) shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.

     Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     SECTION 107.  Effect of Headings and Table of Contents.  The
Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 108. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 109. Separability Clause. In case any provision in this Indenture or in any Security or coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 110. Benefits of Indenture. Nothing in this Indenture or in the Securities or coupons, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders of Securities or coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 111. Governing Law. This Indenture and the Securities and coupons shall be governed by and construed in accordance with the law of the State of New York without reference to its principles of conflicts of laws. This Indenture is subject to the provisions of the Trust Indenture Act that, are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     SECTION 112. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Security or coupon other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section), payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or sinking fund payment date, or at the Stated Maturity or Maturity, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

     SECTION 113. Conflict of any Provision of Indenture with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such Trust Indenture Act Sections, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the Trust Indenture Act provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.



                           ARTICLE TWO

                        SECURITIES FORMS

     SECTION 201. Forms of Securities. The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and related coupons shall be in substantially the forms as shall be established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution in accordance with Section 301, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.

     Unless otherwise specified as contemplated by Section 301, Bearer Securities shall have interest coupons attached.

     The definitive Securities and coupons shall be printed, lithographed or engraved or produced by any combination of these methods on a steel-engraved border or steel-engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or coupons, as evidenced by their execution of such Securities or coupons.

     SECTION 202. Form of Trustee's Certificate of Authentication. Subject to Section 611, the Trustee's certificate of authentication shall be in substantially the following form:

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                         _______________________, as Trustee

                         By _____________________
                            Authorized Signature


     SECTION 203. Securities Issuable in Global Form. If Securities of or within a series are issuable in global form, as specified as contemplated by Section 301, then, notwithstanding clause (8) of Section 301 and the provisions of Section 302, any such global Security shall represent such of the Outstanding Securities of such series as shall be specified therein (provided that such Outstanding Securities of such shares shall be of the same interest rate and maturity) and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or Section 304. Subject to the provisions of Section 303 and, if, applicable,
Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or
Section 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

     The provisions of the last sentence of Section 303 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

     Notwithstanding the provisions of Section 307, unless otherwise specified as contemplated by Section 301, payment of principal of and any premium and interest on any Security in permanent global form shall be made to the Person or Persons specified therein.

     Notwithstanding the provisions of Section 309 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security (i) in the case of a permanent global Security in registered form, the Holder of such permanent global Security in registered form, or (ii) in the case of a permanent global Security in bearer form, Euroclear or CEDEL.


                          ARTICLE THREE

                         THE SECURITIES

     SECTION 301. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

     The Securities may be issued in one or more series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions or, subject to Section 303, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1), (2) and (15) below), if so provided, may be determined from time to time by the Company with respect to unissued Securities of the series when issued from time to time):

          (1) the title of the Securities of the series (which shall distinguish the Securities of such series from all other series of Securities);

          (2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906, 1107 or 1305);

          (3) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the Securities of the series shall be payable;

          (4) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

          (5) the place or places, if any, other than or in addition to The City of New York, where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices or demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

          (6) the period or periods within which, the price or prices at which, the Currency in which, and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have the option;

          (7) the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the Currency in which, and other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

          (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Registered Securities of the series shall be issuable and, if other than the denomination of $5,000, the denomination or denominations in which any Bearer Securities of the series shall be issuable;

          (9) the identity of the Trustee for such Debt Securities and, if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

          (10) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or the method by which such portion shall be determined;

          (11) if other than Dollars, the Currency in which payment of the principal of (and premium, if any) or interest, if any, on the Securities of the series shall be payable or in which the Securities of the series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of any of the provisions of Section 312;

          (12) whether the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

          (13) whether the principal of (and premium, if any) or interest, if any, on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a Currency other than that in which such Securities are denominated or stated to be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are denominated or stated to be payable and the Currency in which such Securities are to be so payable, in each case in accordance with, in addition to or in lieu of any of the provisions of Section 312;

          (14) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

          (15) whether Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305, and, if Registered Securities of the series are to be issuable as a global Security, the identity of the depository for such series;

          (16) the date as of which any Bearer Securities of the series and any temporary global Security representing
     Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

          (17) the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304;

          (18) whether Article Fourteen is to be inapplicable to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen;

          (19) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

          (20) whether and under what circumstances the Company will pay Additional Amounts as contemplated by Section 1005 on the Securities of the series to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

          (21) the designation of the initial Exchange Rate Agent, if any; and

          (22) any other terms, conditions, rights and preferences (or limitations on such rights or preferences) relating to the series (which terms shall not be inconsistent with the requirements of the Trust Indenture Act or the provisions of this Indenture).

     All Securities of any one series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 303) and set forth in such Officers' Certificate or in any such indenture supplemental hereto. Not all Securities of any one series need be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

     If any of the terms of the Securities of any series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the Securities of such series.

     SECTION 302. Denominations. The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 301. With respect to Securities of any series denominated in Dollars, in the absence of any such provisions with respect to the Securities of any series, the Registered Securities of such series, other than Registered Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof, and the Bearer Securities of such series, other than Bearer Securities issued in global form (which may be of any denomination), shall be issuable in a denomination of $5,000.

     SECTION 303. Execution, Authentication, Delivery and Dating. The Securities and any coupons appertaining thereto shall be executed on behalf of the Company by its Chairman, its President or one of its Vice Presidents, under its corporate seal reproduced thereon, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities or coupons may be the manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

     Securities or coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities or coupons.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupon appertaining thereto, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided, further, that, unless otherwise specified with respect to any series of Securities pursuant to
Section 301, a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate in the form set forth in Exhibit A-1 to this Indenture or such other certificate as may be specified with respect to any series of Securities pursuant to Section 301, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Security and this Indenture. If any Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section and Section 304, the notation of a beneficial owner's interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner's interest in such permanent global Security. Except as permitted by Section 306, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled. If not all the Securities of any series are to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular securities of such series, such as interest rate, maturity date, date of issuance and date from which interest shall accrue. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to TIA Sections 315(a) through 315(d)) shall be fully protected in relying upon,

          (i)  an Opinion of Counsel stating,

          (a) that the form or forms of such Securities and any coupons have been established in conformity with the provisions of this Indenture;

          (b) that the terms of such Securities and any coupons have been established in conformity with the provisions of this Indenture; and

          (c) that such Securities, together with any coupons appertaining thereto, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture against payment of the purchase price therefor and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities and any coupons; and

          (ii) an Officers' Certificate stating, to the knowledge of the signers of such certificate, that no Event of Default with respect to any of the Securities shall have occurred and be continuing.

     Notwithstanding the provisions of Section 301 and of the preceding paragraph, if not all the Securities of any series are to be issued at one time, it shall not be necessary to deliver an Officers' Certificate otherwise required pursuant to Section 301 or a Company Order, or an Opinion of Counsel or an Officers' Certificate otherwise required pursuant to the preceding paragraph prior to or at the time of issuance of each Security of such series, but such order, opinion and certificates, with appropriate modifications to cover such future issuances, shall be delivered at or before the time of issuance of the first Security of such series; provided, however, that any subsequent request by the Company to the Trustee to authenticate Securities of such series shall constitute a representation by the Company that as of the date of such subsequent request the statements made in the Officers' Certificate delivered upon original issuance pursuant to
Section 3.03(c) are true and correct as of the date of such subsequent request.

     The Trustee shall not be required to authenticate and deliver any such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee. Each Registered Security shall be dated the date of its authentication and each Bearer Security shall be dated as of the date specified as contemplated by Section 301.

     No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security or Security to which such coupon appertains a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 310 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

     SECTION 304. Temporary Securities. (a) Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form.

     Except in the case of temporary Securities in global form (which shall be exchanged in accordance with Section 304(b) or as otherwise provided in or pursuant to a Board Resolution), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured coupons appertaining thereto) the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 303. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

     (b) Unless otherwise provided in or pursuant to a Board Resolution, this Section 304(b) shall govern the exchange of temporary Securities issued in global form. If temporary Securities of any series are issued in global form, any such temporary global Security shall, unless otherwise provided therein, be delivered to the London office of a depositary or common depositary (the "common Depositary"), for the benefit of Euroclear and CEDEL, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

     Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Security (the "Exchange Date"), the Company shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary global Security, executed by the Company. On or after the Exchange Date, such temporary global Security shall be surrendered by the Common Depositary to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 301, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary global Security, upon such presentation by the Common Depositary, such temporary global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by CEDEL as to the portion of such temporary global Security held for its account then to be exchanged, each in the form set forth in Exhibit A-2 to this Indenture or in such other form as may be established pursuant to Section 301; and provided further that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary global Security only in compliance with the requirements of Section 303.

     Unless otherwise specified in such temporary global Security, the interest of a beneficial owner of Securities of a series in a temporary global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or CEDEL, as the case may be, to request such exchange on his behalf and delivers to Euroclear or CEDEL, as the case may be, a certificate in the form set forth in Exhibit A-1 to this Indenture (or in such other form as may be established pursuant to Section 301), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and CEDEL, the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like unless such Person takes delivery of such definitive Securities in person at the offices of Euroclear or CEDEL. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary global Security shall be delivered only outside the United States.

     Until exchanged in full as provided in this Article Three, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and CEDEL on such Interest Payment Date upon delivery by Euroclear and CEDEL to the Trustee of a certificate or certificates in the form set forth in Exhibit A-2 to this Indenture (or in such other form as may be established pursuant to Section 301), for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary global Security on such Interest Payment Date and who have each delivered to Euroclear or CEDEL, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth as Exhibit A-1 to this Indenture (or in such other form as may be established pursuant to Section 301). Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this Section 304(b) and of the third paragraph of
Section 303 of this Indenture and the interests of the Persons who are the beneficial owners of the temporary global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners. Except as otherwise provided in this paragraph, no payments of principal or interest owing with respect to a beneficial interest in a temporary global Security will be made unless and until such interest in such temporary global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by Euroclear and CEDEL and not paid as herein provided shall be returned to the Trustee prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company in accordance with Section 1003.

     SECTION 305. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency of the Company in a Place of Payment a register for each series of Securities (the registers maintained in such office or in any such office or agency of the Company in a Place of Payment being herein sometimes referred to collectively as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Trustee, at its Corporate Trust Office, is hereby initially appointed "Security Registrar" for the purpose of registering Registered Securities and transfers of Registered Securities on such Security Register as herein provided. In the event that the Trustee shall cease to be Security Registrar, it shall have the right to examine the Security Register at all reasonable times.

     Upon surrender for registration of transfer of any Registered Security of any series at any office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding, and containing identical terms and provisions.

     At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Registered Securities to be exchanged at any such office or agency. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive. Unless otherwise specified with respect to any series of Securities as contemplated by Section 301, Bearer Securities may not be issued in exchange for Registered Securities.

     If (but only if) expressly permitted by the applicable Board Resolution and (subject to Section 303) set forth in the applicable Officers' Certificate, or in any indenture supplemental hereto, delivered as contemplated by Section 301, at the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

     Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent global Security shall be exchangeable only as provided in this paragraph. If any beneficial owner of an interest in a permanent global Security is entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 301 and provided that any applicable notice provided in the permanent global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall deliver to the Trustee definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner's interest in such permanent global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered by the Common Depositary or such other depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such permanent global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged which, unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as specified as contemplated by
Section 301, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption; and provided further that no Bearer Security delivered in exchange for a portion of a permanent global Security shall be mailed or otherwise delivered to any location in the United States. If a Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1107 or 1305 not involving any transfer.

     The Company shall not be required (i) to issue, register the transfer of or exchange any Securities of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of that series under
Section 1103 or Section 1203 and ending at the close of business on
(A) if Securities of the series are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor; provided that such Registered Security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

     SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them and any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security or, in case any such mutilated Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security, pay such Security or coupon.

     If there shall be delivered to the Company and to the Trustee
(i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains, or, in case any such destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains, pay such Security or coupon.

     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security of any series with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

     SECTION 307. Payment of Interest; Interest Rights Preserved; Option Interest Reset. (a) Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, interest on any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest on any Registered Security may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 309, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by the payee located inside the United States.

     Unless otherwise provided as contemplated by Section 301 with respect to the Securities of any series, payment of interest may be made, in the case of a Bearer Security, by transfer to an account maintained by the payee with a bank located outside the United States.

     Unless otherwise provided as contemplated by Section 301, every permanent global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to each of Euroclear and CEDEL with respect to that portion of such permanent global Security held for its account by the Common Depositary, for the purpose of permitting each of Euroclear and CEDEL to credit the interest received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

     In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

     Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, any interest on any Registered Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2). In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

          (2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     (b) The provisions of this Section 307(b) may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such Section 301). The interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) on any Security of such series may be reset by the Company on the date or dates specified on the face of such Security (each an "Optional Reset Date"). The Company may exercise such option with respect to such Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date for such Security. Not later than 40 days prior to each Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of any such Security a notice (the "Reset Notice") indicating whether the Company has elected to reset the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable), and if so (i) such new interest rate (or such new spread or spread multiplier, if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity Date of such Security (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

     Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Company may, at its option, revoke the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread or spread multiplier used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph, will bear such higher interest rate (or such higher spread or spread multiplier, if applicable).

     The Holder of any such Security will have the option to elect repayment by the Company of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus interest accrued to such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in Article Thirteen for repayment at the option of Holders except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered any Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender or repayment until the close of business on the tenth day before such Optional Reset Date.

     Subject to the foregoing provisions of this Section and
Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

     SECTION 308. Optional Extension of Maturity. The provisions of this Section 308 may be made applicable to any series of Securities pursuant to Section 301 (with such modifications, additions or substitutions as may be specified pursuant to such
Section 301). The Stated Maturity of any Security of such series may be extended at the option of the Company for the period or periods specified on the face of such Security (each an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth on the face of such Security. The Company may exercise such option with respect to any Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the Stated Maturity of such Security in effect prior to the exercise of such option (the "Original Stated Maturity"). If the Company exercises such option, the Trustee shall transmit, in the manner provided for in Section 106, to the Holder of such Security not later than 40 days prior to the Original Stated Maturity a notice (the "Extension Notice") indicating (i) the election of the Company to extend the Maturity, (ii) the new Stated Maturity, (iii) the interest rate applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period. Upon the Trustee's transmittal of the Extension Notice, the Stated Maturity of such Security shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Security will have the same terms as prior to the transmittal of such Extension Notice.

     Notwithstanding the foregoing, not later than 20 days before the Original Stated Maturity of such Security, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 106, notice of such higher interest rate to the Holder of such Security. Such notice shall be irrevocable. All Securities with respect to which the Stated Maturity is extended will bear such higher interest rate.

     If the Company extends the Maturity of any Security, the Holder will have the option to elect repayment of such Security by the Company on the Original Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order to obtain repayment on the Original Stated Maturity once the Company has extended the Maturity thereof, the Holder must follow the procedures set forth in Article Thirteen for repayment at the option of Holders, except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder has tendered any Security for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day before the Original Stated Maturity.

     SECTION 309. Persons Deemed Owners. Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any), and (subject to Sections 305 and 307) interest on, such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such global Security or impair, as between such depositary and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Security.

     SECTION 310. Cancellation. All Securities and coupons surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any current or future sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and coupons and Securities and coupons surrendered directly to the Trustee for any such purpose shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Cancelled Securities and coupons held by the Trustee shall be destroyed by the Trustee and the Trustee shall deliver a certificate of such destruction to the Company, unless by a Company Order the Company directs their return to it.

     SECTION 311. Computation of Interest. Except as otherwise specified as contemplated by Section 301 with respect to Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     SECTION 312. Currency and Manner of Payments in Respect of Securities. (a) Unless otherwise specified with respect to any Securities pursuant to Section 301, with respect to Registered Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, and with respect to Bearer Securities of any series, except as provided in paragraph
(d) below, payment of the principal of (and premium, if any) and interest, if any, on any Registered or Bearer Security of such series will be made in the Currency in which such Registered Security or Bearer Security, as the case may be, is payable. The provisions of this Section 312 may be modified or superseded with respect to any Securities pursuant to Section 301.

     (b) It may be provided pursuant to Section 301 with respect to Registered Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (and premium, if any) or interest, if any, on such Registered Securities in any of the Currencies which may be designated for such election by delivering to the Trustee for such series of Registered Securities a written election with signature guarantees and in the applicable form established pursuant to
Section 301, not later than the close of business on the Election Date immediately preceding the applicable payment date. If a Holder so elects to receive such payments in any such Currency such election will remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Trustee for such series of Registered Securities (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Registered Security of such series with respect to which an Event of Default has occurred or with respect to which the Company has deposited funds pursuant to Article Four or Article Fourteen or with respect to which a notice of redemption has been given by the Company or a notice of option to elect repayment has been sent by such Holder or such transferee). Any Holder of any such Registered Security who shall not have delivered any such election to the Trustee of such series of Registered Securities not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant Currency as provided in
Section 312(a). The Trustee for each such series of Registered Securities shall notify the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate principal amount of Registered Securities for which Holders have made such, written election.

     (c) Unless otherwise specified pursuant to Section 301, if the election referred to in paragraph (b) above has been provided for pursuant to Section 301, then, unless otherwise specified pursuant to Section 301, not later than the fourth Business Day after the Election Date for each payment date for Registered Securities of any series, the Exchange Rate Agent will deliver to the Company a written notice specifying, in the Currency in which Registered Securities of such series are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Registered Securities to be paid on such payment date, specifying the amounts in such Currency so payable in respect of the Registered Securities as to which the Holders of Registered Securities denominated in any Currency shall have elected to be paid in another currency as provided in paragraph (b) above. If the election referred to in paragraph (b) above has been provided for pursuant to Section 301 and if at least one Holder has made such election, then, unless otherwise specified pursuant to
Section 301, on the second Business Day preceding such payment date the Company will deliver to the Trustee for such series of Registered Securities an Exchange Rate Officer's Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date. Unless otherwise specified pursuant to Section 301, the Dollar or Foreign Currency amount receivable by Holders of Registered Securities who have elected payment in a Currency as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the third Business Day (the "Valuation Date") immediately preceding each payment date, and such determination shall be conclusive and binding for all purposes, absent manifest error.

     (d) If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above, then with respect to each date for the payment of principal of (and premium, if any) and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency occurring after the last date on which such Foreign Currency was used (the "Conversion Date"), the Dollar shall be the Currency of payment for use on each such payment date. Unless otherwise specified pursuant to Section 301, the Dollar amount to be paid by the Company to the Trustee of each such series of Securities and by such Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency other than a currency unit, the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Exchange Rate Agent in the manner provided in paragraph (f) or (g) below.

     (e) Unless otherwise specified pursuant to Section 301, if the Holder of a Registered Security denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) of this Section 312.

     (f) The "Dollar Equivalent of the Foreign Currency" shall be determined by the Exchange Rate Agent and shall be obtained for each subsequent payment date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

     (g) The "Dollar Equivalent of the Currency Unit" shall be determined by the Exchange Rate Agent and subject to the provisions of paragraph (h) below shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

     (h) For purposes of this Section 312, the following terms shall have the following meanings:

          A "Component Currency" shall mean any Currency which, on the Conversion Date, was a component currency of the relevant currency unit, including, but not limited to, the ECU.

          A "Specified Amount" of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which were represented in the relevant currency unit, including, but not limited to, the ECU, on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single Currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single Currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single Currency, and such amount shall thereafter be a Specified Amount and such single Currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more Currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more Currencies, having an aggregate Dollar Equivalent value at the Market Exchange Rate on the date of such replacement shall be equal to the Dollar Equivalent of the Specified Amount of such former Component Currency at the Market Exchange Rate immediately before such division, and such amounts shall thereafter be Specified Amounts and such Currencies shall thereafter be Component Currencies. If, after the Conversion Date of the relevant currency unit, including, but not limited to, the ECU, a Conversion Event (other than any event referred to above in this definition of "Specified Amount") occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

          "Election Date" shall mean the Regular Record Date for the applicable series of Registered Securities or at least 16 days prior to Maturity, as the case may be, or such other date for any series of Registered Securities as specified pursuant to clause (13) of Section 301 by which the written election referred to in Section 312(b) may be made.

     All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be made in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee for the appropriate series of Securities and all Holders of such Securities denominated or payable in the relevant Currency. The Exchange Rate Agent shall promptly give written notice to the Company and the Trustee for the appropriate series of Securities of any such decision or determination.

     In the event that the Company determines in good faith that a Conversion Event has occurred with respect to a Foreign Currency, the Company will immediately give written notice thereof to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 106 to the affected Holders) specifying the Conversion Date. In the event the Company so determines that a Conversion Event has occurred with respect to the ECU or any other currency unit in which Securities are denominated or payable, the Company will immediately give written notice thereof to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent (and such Trustee will promptly thereafter give notice in the manner provided in Section 106 to the affected Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event the Company determines in good faith that any subsequent change in any Component Currency as set forth in the definition of Specified Amount above has occurred, the Company will similarly give written notice to the Trustee of the appropriate series of Securities and to the Exchange Rate Agent.

     The Trustee of the appropriate series of Securities shall be fully justified and protected in relying and acting upon information received by it from the Company and the Exchange Rate Agent and shall not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of the Company or the Exchange Rate Agent.

     SECTION 313. Appointment and Resignation of Successor Exchange Rate Agent. (a) Unless otherwise specified pursuant to
Section 301, if and so long as the Securities of any series (i) are denominated in a Currency other than Dollars or (ii) may be payable in a Currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent. The Company will cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to
Section 301 for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the issued Currency into the applicable payment Currency for the payment of principal (and premium, if any) and interest, if any, pursuant to Section 312.

     (b) No resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Company and the Trustee of the appropriate series of Securities accepting such appointment executed by the successor Exchange Rate Agent.

     (c) If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agent for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Securities of that or those series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Securities of one or more or all of such series and that, unless otherwise specified pursuant to Section 301, at any time there shall only be one Exchange Rate Agent with respect to the Securities of any particular series that are originally issued by the Company on the same date and that are initially denominated and/or payable in the same Currency).


                          ARTICLE FOUR

                   SATISFACTION AND DISCHARGE

     SECTION 401. Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for and any right to receive Additional Amounts, as provided in Section 1005), and the Trustee, upon receipt of a Company Order, and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when

          (1)  either

          (A) all Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305,
     (ii) Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 1106, and (iv) Securities and coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

          (B)  all Securities of such series and, in the case of
     (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

               (i)  have become due and payable, or

               (ii) will become due and payable at their Stated
          Maturity within one year, or

               (iii)     if redeemable at the option of the
          Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds for the purpose an amount, in the Currency in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities and such coupons not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606, the obligations of the Trustee to any Authenticating Agent under
Section 611 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

     SECTION 402. Application of Trust Funds. Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.


                          ARTICLE FIVE

                            REMEDIES

     SECTION 501. Events of Default. "Event of Default", wherever used herein with respect to any Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless it is either inapplicable to a particular series or it is specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution establishing such series of Securities or in the form of Security for such series:

          (1) default in the payment of any interest upon any Security of that series or of any coupon appertaining thereto, when such interest, or coupon becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Security of that series when it becomes due and payable at its Maturity; or

          (3) default in the deposit of any sinking fund payment when and as due by the terms of any Security of that series;
     or

          (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture with respect to any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5) the Company pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (D) makes a general assignment for the benefit of its creditors; or

          (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A)  is for relief against the Company in an
          involuntary case,

               (B) appoints a Custodian of the Company or for all or substantially all of its property, or

               (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 consecutive days; or

          (7) any other Event of Default provided with respect to Securities of that series.

The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term
"Custodian" means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

     Unless otherwise specified in the Board Resolutions establishing the terms of a series of Securities, an Event of Default with respect to one series under Clauses (1), (2), (3), (4) or (7) of this Section shall not constitute an Event of Default with respect to any other series of Securities.

     SECTION 502. Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal (or, if any Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable.

     At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)):

               (A) all overdue installments of interest on all Outstanding Securities of that series and any related coupons,

               (B) all unpaid principal of (and premium, if any, on) any Outstanding Securities of that series which has become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates borne by or provided for in such Securities, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of (or premium, if any) or interest on Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

     SECTION 503.  Collection of Indebtedness and Suits for
Enforcement by Trustee.  The Company covenants that if:

          (1) default is made in the payment of any installment of interest on any Security of any series and any related coupon when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Security of any series at its Maturity,

then the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities of such series and coupons, the whole amount then due and payable on such Securities and coupons for principal (and premium, if any) and interest, with interest upon any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest, at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may in its discretion (but shall not be required to) institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities of such series, wherever situated.

     If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion (but shall not be required to) proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any related coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 504. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (i) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities of such series and coupons to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding.

     SECTION 505. Trustee May Enforce Claims Without Possession of Securities or Coupons. All rights of action and claims under this Indenture or any of the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

     SECTION 506. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 606;

          SECOND: To the payment of the amounts then due and unpaid upon the Securities and coupons for principal (and premium, if any) and interest in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities and coupons for principal (and premium, if any), and interest, respectively; and

          THIRD:   To the payment of the remainder, if any, to the
     Company or any other Person or Persons entitled thereto.

     SECTION 507. Limitation on Suits. No Holder of any Security of any series or any related coupon shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding
     Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

     SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Sections 305 and 307) interest on, such Security or payment of such coupon on the respective due dates expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     SECTION 509. Restoration of Rights and Remedies. If the Trustee or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders of Securities and coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 510. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 511. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities or coupons, as the case may be.

     SECTION 512. Control by Holders of Securities. The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders of Securities of such series not consenting.

     SECTION 513. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the outstanding Securities of any series may on behalf of the Holders of all the Securities of such series and any related coupons waive any past default hereunder with respect to such series and its consequences, except a default

          (1) in the payment of the principal of (or premium, if any) or interest on any Security of such series or any related coupon, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.


                           ARTICLE SIX

                           THE TRUSTEE

     SECTION 601. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series, or in the payment of any sinking or purchase fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities of such series and any related coupons; and provided further that in the case of any default or breach of the character specified in Section 501(4) with respect to the Securities and coupons of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities of such series.

     SECTION 602. Certain Rights of Trustee. Subject to the provisions of TIA Section 315(a) through 315(d):

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security, together with any coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, provided that such investigation shall be conducted during normal business hours of the Company, upon prior notice and subject to the terms of such confidentiality arrangements as the Company and the Trustee may reasonably agree upon;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

          (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 603. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, and in any coupons shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

     SECTION 604. May Hold Securities. The Trustee, any Paying Agent, Security Registrar, Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar. Authenticating Agent or such other agent.

     SECTION 605. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

     SECTION 606. Compensation and Reimbursement. The Company agrees:

          (1) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as has been agreed upon in writing by the Company and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust)

          (2) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its own part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     As security for performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest on particular Securities or any coupons. If the Trustee incurs expenses or renders services after an Event of Default specified in Section 501(5) or Section 501(6), such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

     SECTION 607. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 31(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     SECTION 608.  Resignation and Removal; Appointment of
Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of
Section 609.

     (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company.

     (d)  If at any time:

          (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner hereinafter provided, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Securities of such series.

     (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to the Holders of Securities of such series in the manner provided for notices to the Holders of Securities in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

     SECTION 609. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

     (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee; without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

     (c) Upon reasonable request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or
(b) of this Section, as the case may be.

     (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     SECTION 610. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities or coupons shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities or coupons so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities or coupons. In case any Securities or coupons shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities or coupons, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

     SECTION 611. Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business and in good standing under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $5,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent for any series of Securities may at any time resign by giving written notice of resignation to the Trustee for such series and to the Company. The Trustee for any series of Securities may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner provided for in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.

     If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                   ___________________ as Trustee



                                   By____________________________
                                        as Authenticating Agent



                                   By____________________________
                                        Authorized Officer


                          ARTICLE SEVEN

        HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     SECTION 701. Disclosure of Names and Addresses of Holders. Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

     SECTION 702. Reports by Trustee. Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit to all Holders of Securities, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

     SECTION 703.  Reports by Company.  The Company shall:

          (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (3) transmit by mail to the Holders of Securities, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.


                          ARTICLE EIGHT

          CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

     SECTION 801.  Company May Consolidate, Etc., Only on Certain
Terms. The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (1) the corporation (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     This Section shall only apply to a merger or consolidation in which the Company is not the surviving corporation and to conveyances and transfers by the Company as transferor.

     SECTION 802. Successor Person Substituted. Upon any consolidation by the Company with or merger by the Company into any other corporation, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor which shall theretofore become such in the manner described in Section
801) shall be discharged from all obligations and covenants under this Indenture and the Securities and coupons and may be dissolved and liquidated (and, the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same).


                          ARTICLE NINE

                     SUPPLEMENTAL INDENTURES

     SECTION 901. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders of Securities or coupons, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

          (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities and any related coupons (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

          (3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are being included solely for the benefit of such series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Securities to which such additional Events of Default apply to waive such default; or

          (4) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

          (5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

          (6) to secure the Securities pursuant to the requirements of Section 1006, or otherwise; or

          (7) to establish the form or terms of Securities of any series and any related coupons as permitted by Sections 201 and 301; or

          (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

          (9) to close this Indenture with respect to the authentication and delivery of additional series of Securities, to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

          (10) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 401, 1402 and 1403; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series and any related coupons or any other series of Securities in any material respect.

     SECTION 902. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities of any series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of such series of Securities and any related coupons under this indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of the series affected thereby:

          (1) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on, any Security of the series, or reduce the principal amount thereof or the rate of interest thereon or any Additional Amounts payable in respect thereof, or any premium payable upon the redemption thereof, or change any obligation of the Company to pay Additional Amounts contemplated by Section 1005 (except as contemplated by Section 801(1) and permitted by Section 901(1)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to
     Section 504, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the Currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or the Repayment Date, as the case may be), or

          (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to such series (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 1504 for quorum or voting, or

          (3)  modify any of the provisions of this Section,
     Section 513 or Section 1007, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived in respect of any series of Securities without the consent of the Holder of each Outstanding Security of such series affected thereby.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

     SECTION 903. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 904. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupon appertaining thereto shall be bound thereby.

     SECTION 905. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

     SECTION 906. Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.


                           ARTICLE TEN

                            COVENANTS

     SECTION 1001. Payment of Principal, Premium, if Any, and Interest. The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of such series of Securities, any coupons appertaining thereto and this Indenture. Unless otherwise specified with respect to Securities of any series pursuant to Section 301, at the option of the Company, all payments of principal may be paid by check to the registered Holder of the Registered Security or other person entitled thereto against surrender of such Security. Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, any interest due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

     SECTION 1002. Maintenance of Office or Agency. If the Securities of a series are issuable only as Registered Securities, the Company shall maintain in each Place of Payment for that series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain (A) in The City of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment; provided, however, that if the Securities of that series are listed on any stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment at the offices specified in the Security, in London, England, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

     Unless otherwise specified with respect to any Securities pursuant to Section 301, no payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the Securities of a series are payable in Dollars, payment of principal of and any premium and interest on any Bearer Security shall be made at the office of the Company's Paying Agent in The City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium or interest, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

     The Company may also from time to time designate one or more offices or agencies where the Securities of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Securities as contemplated by Section 301 with respect to a series of Securities, the Company hereby designates as a Place of Payment for each series of Securities the office or agency of the Trustee in The City of New York and initially appoints the Trustee at its Corporate Trust Office in The City of New York as Paying Agent and as its agent to receive all such presentations, surrenders, notices and demands.

     Unless otherwise specified with respect to any Securities pursuant to Section 301, if and so long as the Securities of any series (i) are denominated in a Currency other than Dollars or (ii) may be payable in a Currency other than Dollars, or so long as it is required under any other provision of the Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one Exchange Rate Agent.

     SECTION 1003. Money for Securities Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of any Securities and any related coupons, it will, on or before each due date of the principal of (and premium, if any), or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for any series of Securities and any related coupons, it will, on or before each due date of the principal of (and premium, if any), or interest on any Securities of that series, deposit with a Paying Agent a sum (in the Currency described in the preceding paragraph) sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent (other than the Trustee) for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any) and interest on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal of (or premium, if any) or interest on the Securities of such series; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying
     Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

     Except as otherwise provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company upon Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment of such principal of (and premium, if any) or interest on any Security, without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease, provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 1004. Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture.

     SECTION 1005. Additional Amounts. If any Securities of a series provide for the payment of Additional Amounts, the Company will pay to the Holder of any Security of such series or any coupon appertaining thereto such Additional Amounts as may be specified as contemplated by Section 301. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or payment of any related coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for by the terms of such series established pursuant to Section 301 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

     Except as otherwise specified as contemplated by Section 301, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and the Company's principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series or any related coupons who are not United States persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of the series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of that series or related coupons and the Company will pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities. In the event that the Trustee or any Paying Agent, as the case may be, shall not so receive the abovementioned certificate, then the Trustee or such Paying Agent shall be entitled to (i) assume that no such withholding or deduction is required with respect to any payment of principal or interest with respect to any Securities of a series or related coupons until it shall have received a certificate advising otherwise and (ii) make all payments of principal and interest with respect to the Securities of a series or related coupons without withholding or deductions until otherwise advised. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

     SECTION 1006. Limitation on Liens on Stock or Indebtedness of Significant Subsidiaries. The Company will not nor will it permit any Significant Subsidiary to create, assume, incur or suffer to exist any Lien upon any stock or indebtedness, whether owned on the date of this Indenture or hereafter acquired, of any Significant Subsidiary (other than a Significant Subsidiary, the stock or indebtedness of which at the date of this Indenture is presently subject to a Lien or is required to be subject to a Lien) to secure any Obligation (other than the Securities) of the Company, any Subsidiary or any other Person without in any such case making effective provision whereby all of the Outstanding Securities shall be directly secured equally and ratably with such Obligation, excluding, however, from the operation of the foregoing provisions of this Section 1006 any Lien upon stock or indebtedness of any corporation existing at the time such corporation becomes a Significant Subsidiary or existing or created upon stock or indebtedness of a Significant Subsidiary at the time of acquisition of such stock or indebtedness and any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any such Lien; provided, however, that the principal amount of the Obligation secured thereby shall not exceed the principal amount of the Obligation so secured at the time of such extension, renewal or replacement; and provided, further, that such Lien shall be limited to all or such part of the stock or indebtedness which secured the Lien so extended, renewed or replaced.

     SECTION 1007. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision, or condition set forth in Section 1006 if before or after the time for such compliance the Holders of at least a majority in principal amount of all Outstanding Securities, by Act of such Holders, waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                         ARTICLE ELEVEN

                    REDEMPTION OF SECURITIES

     SECTION 1101. Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

     SECTION 1102. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

     SECTION 1103. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities of any series issued on the same day with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series issued on such date with the same terms not previously called for redemption or reacquired by the Company, by lottery or such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than the minimum authorized denomination for Securities of that series.

     The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

     SECTION 1104. Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 106, not less than 30 days nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such series established pursuant to Section 301, to each Holder of Securities to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof.

     Any notice that is mailed to the Holders of Registered
Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

     All notices of redemption shall state:

          (1)  the Redemption Date,

          (2) the Redemption Price, accrued interest to the Redemption Date payable as provided in Section 1106, if any, and Additional Amounts, if any,

          (3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

          (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without a charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

          (5) that on the Redemption Date the Redemption Price and accrued interest to the Redemption Date payable as provided in
     Section 1106, if any, will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date,

          (6) the Place or Places of Payment where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any,

          (7) that the redemption is for a sinking fund, if such is the case,

          (8) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee for such series and any Paying Agent is furnished, and

          (9) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on this Redemption Date pursuant to Section 305 or otherwise, the last date, as determined by the Company, on which such exchanges may be made.

     Notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     SECTION 1105. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article Twelve, segregate and hold in trust as provided in
Section 1003) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

     SECTION 1106. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) (together with accrued interest, if any, to the Redemption Date) and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date, provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of coupons for such interest, and provided further that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Securities, on one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

     If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by
Section 301, only upon presentation and surrender of those coupons.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

     SECTION 1107. Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article or of Article Twelve) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities of the same series, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                         ARTICLE TWELVE

                          SINKING FUNDS

     SECTION 1201. Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

     The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of such Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

     SECTION 1202. Satisfaction of Sinking Fund Payments with Securities. The Company may, in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of a series, (1) deliver Outstanding Securities of such series (other than any previously called for redemption) together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto and/or (2) apply as a credit Securities of such series which have been redeemed either at the election of the company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, or repaid at the option of the Holders thereof pursuant to the terms of such Securities, as provided for by the terms of such Securities; provided that such Securities so delivered or applied as a credit have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the applicable Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

     SECTION 1203. Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for Securities of any series, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so delivered and credited. If such Officers' Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not more than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104.
Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.


                        ARTICLE THIRTEEN

               REPAYMENT AT THE OPTION OF HOLDERS

     SECTION 1301. Applicability of Article. Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

     SECTION 1302. Repayment of Securities. Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities. The Company covenants that on or before the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)) sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

     SECTION 1303. Exercise of Option. Securities of any series subject to repayment at the option of the Holders thereof will contain an "Option to Elect Repayment" form on the reverse of such Securities. To be repaid at the option of the Holder, any Security so providing for such repayment, with the "Option to Elect Repayment" form on the reverse of such Security duly completed by the Holder (or by the Holder's attorney duly authorized in writing), must be received by the Company at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 45 days nor later than 30 days prior to the Repayment Date. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

     SECTION 1304. When Securities Presented for Repayment Become Due and Payable. If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to be bear interest and the coupons for such interest appertaining to any Bearer Securities so to be repaid, except to the extent provided below, shall be void. Upon surrender of any such Security for repayment in accordance with such provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, the principal amount of such Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided, however, that coupons whose Stated Maturity is on or prior to the Repayment Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section
1002) and, unless otherwise specified pursuant to Section 301, only upon presentation and surrender of such coupons, and provided further that, in the case of Registered Securities, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

     If any Bearer Security surrendered for repayment shall not be accompanied by all appurtenant coupons maturing after the Repayment Date, such Security may be paid after deducting from the amount payable therefor as provided in Section 1302 an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made as provided in the preceding sentence, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by
Section 301, only upon presentation and surrender of those coupons.

     If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

     SECTION 1305. Securities Repaid in Part. Upon surrender of any Registered Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Registered Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.


                        ARTICLE FOURTEEN

               DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 1401. Applicability of Article; Company's Option to Effect Defeasance or Covenant Defeasance. Unless pursuant to
Section 301 provision is made for the inapplicability of either or both of (a) defeasance of the Securities of or within a series under Section 1402 or (b) covenant defeasance of the Securities of or within a series under Section 1403, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities), shall be applicable to such Securities and any coupons appertaining thereto, and the Company may at its option by Board Resolution, at any time, with respect to such Securities and any coupons appertaining thereto, elect to have Section 1402 (if applicable) or Section 1403 (if applicable) be applied to such Outstanding Securities and any coupons appertaining thereto upon compliance with the conditions set forth below in this Article.

     SECTION 1402. Defeasance and Discharge. Upon the Company's exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities and any coupons appertaining thereto on the date the conditions set forth in Section 1404 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and any coupons appertaining thereto, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1405 and the other Sections of this Indenture referred to in clauses (A) and (B) of this Section, and to have satisfied all its other obligations under such Securities and any coupons appertaining thereto and this Indenture insofar as such Securities and any coupons appertaining thereto are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities and any coupons appertaining thereto to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities and any coupons appertaining thereto when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 305, 306, 1002 and 1003 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 1005, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under
Section 1403 with respect to such Securities and any coupons appertaining thereto.

     SECTION 1403. Covenant Defeasance. Upon the Company's exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be released from its obligations under Section 1006, and, if specified pursuant to Section 301, its obligations under any other covenant, with respect to such Outstanding Securities and any coupons appertaining thereto on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, "covenant defeasance"), and such Securities and any coupons appertaining thereto shall thereafter be deemed to be not "Outstanding" for the purpose of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with
Section 1006, or such other covenant, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any coupons appertaining thereto, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(4) or 501(7) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and any coupons appertaining thereto shall be unaffected thereby.

     SECTION 1404.  Conditions to Defeasance or Covenant
Defeasance. The following shall be the conditions to application of Section 1402 or Section 1403 to any Outstanding Securities of or within a series and any coupons appertaining thereto:

          (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any coupons appertaining thereto, (1) an amount (in such Currency in which such Securities and any coupons appertaining thereto are then specified as payable at Stated Maturity), or (2) Government Obligations applicable to such Securities and coupons appertaining thereto (determined on the basis of the Currency in which such Securities and coupons appertaining thereto are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities and any coupons appertaining thereto, money in an amount, or (3) a combination thereof in an amount, in each such case sufficient, in the opinion of a nationally recognized firm of independent public accountants (selected by the Company) expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on such Outstanding Securities and any coupons appertaining thereto on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any coupons appertaining thereto on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any coupons appertaining thereto.

          (b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

          (c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities and any coupons appertaining thereto shall have occurred and be continuing on the date of such deposit or, insofar as Sections 501(5) and 501(6) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (d) In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (e) In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (f) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to subsection (a) above and the related exercise of the Company's option under Section 1402 or Section 1403 (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit or by the trustee for such trust funds or (ii) all necessary registrations under said Act have been effected.

          (g) Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 301.

     SECTION 1405. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1405, the "Trustee") pursuant to Section 1404 in respect of any Outstanding Securities of any series and any coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities and any coupons appertaining thereto of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

     Unless otherwise specified with respect to any Security pursuant to Section 301, if, after a deposit referred to in Section 1404 (a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 312(b) or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 1404(a) has been made in respect of such Security, or
(b) a Conversion Event occurs as contemplated in Section 312(d) or 312(e) or by the terms of any Security in respect of which the deposit pursuant to Section 1404(a) has been made, the indebtedness represented by such Security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest, if any, on such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on the applicable Market Exchange Rate for such Currency in effect on the second Business Day prior to each payment date, except, with respect to a Conversion Event, for such Currency in effect (as nearly as feasible) at the time of the Conversion Event.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any coupons appertaining thereto.

     Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in
Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants (selected by the Company) expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article.


                         ARTICLE FIFTEEN

                MEETINGS OF HOLDERS OF SECURITIES

     SECTION 1501. Purposes for Which Meetings May Be Called. If Securities of a series are issuable as Bearer Securities, a meeting of Holders of Securities of such series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

     SECTION 1502. Call, Notice and Place of Meetings. (a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1501, to be held at such time and at such place in The City of New York, or in London as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in
Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

     (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1501, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in The City of New York, or in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

     SECTION 1503. Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     SECTION 1504. Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1502(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of any adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

     Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

     Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

     Notwithstanding the foregoing provisions of this Section 1504, if any action is to be taken at a meeting of Holders of Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby, or of the Holders of such series and one or more additional series:

          (i) there shall be no minimum quorum requirement for such meeting; and

          (ii) the principal amount of the Outstanding Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

          SECTION 1505. Determination of Voting Rights; Conduct and Adjournment of Meetings. (a) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

     (b) The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1502(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

     (c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities of such series held or represented by him (determined as specified in the definition of "Outstanding" in Section 101); provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

     (d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1502 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting, and the meeting may be held as so adjourned without further notice.

     SECTION 1506. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1502 and, if applicable, Section 1504. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                         ARTICLE SIXTEEN

                          SUBORDINATION

     SECTION 1601. Securities Subordinated to Senior Debt. The Company covenants and agrees, and each Holder of Securities, by his acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Securities is hereby expressly subordinate and junior to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Debt (as defined in Section 1611).

     In the event (a) of any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the company or otherwise, except a distribution in connection with a consolidation or merger or a conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety which complies with the requirements of Article Eight, or (b) that the principal of the Securities of any series (or in the case of Original Issue Discount Securities, the portion of the principal amount thereof referred to in Section 502) shall have been declared due and payable pursuant to Section 502 and such declaration shall not have been rescinded and annulled as provided in said Section 502, then:

          (1) in the circumstances described in the foregoing clause (a), the holders of all Senior Debt, and in the circumstance described in the foregoing clause (b) the holders of all Senior Debt outstanding at the time the principal of such Securities (or in the case of Original Issue Discount Securities such portion of the principal amount) shall have been so declared due and payable, shall first be entitled to receive payment of the full amount due thereon in respect of principal, (premium, if any) and interest, or provision shall be made for such amount in money or money's worth, before the Holders of any of the Securities are entitled to receive any payment on account of the principal, (premium, if any) or interest on the indebtedness evidenced by the Securities;

          (2) in the circumstances described in the foregoing clause (a), any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Securities, to the payment of all Senior Debt, provided that the rights of the holders of Senior Debt are not altered by such reorganization or readjustment), to which the Holders of any of the Securities or the Trustee would be entitled except for the provisions of this Article shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Debt, before any payment or distribution is made to the Holders of any indebtedness evidenced by the Securities or to the Trustee under this Indenture; and

          (3) in the circumstances described in the foregoing clause (a), in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Securities, to the payment of all Senior Debt, provided that the rights of the holders of Senior Debt are not altered by such reorganization or readjustment), shall be received by the Trustee or the Holders of any of the Securities before all Senior Debt is paid in full, such payment or distribution shall be paid over to the holders of such Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably as aforesaid, for application to the payment of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Debt.

     SECTION 1602. Subrogation. Subject to the payment in full of all Senior Debt to which the indebtedness evidenced by the Securities is in the circumstances subordinated as provided in
Section 1601, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Debt until such amounts owing on the Securities shall be paid in full, and, as between the Company, its creditors other than holders of such Senior Debt, and the Holders of the Securities, no such payment or distribution made to the holders of Senior Debt by virtue of this Article which otherwise would have been made to the Holders of the Securities shall be deemed to be a payment by the Company on account of such Senior Debt, it being understood that the provisions of the Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Debt, on the other hand.

     SECTION 1603. Obligation of Company Unconditional. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidation trustee or agent or other Person making any payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, and as to other facts pertinent to the right of such Person under this Section, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payments.

     SECTION 1604. No Payment on Securities in Event of Default on Senior Debt. No payment by the Company on account of principal, premium, if any, sinking funds or interest on the Securities shall be made unless full payment of amount then due for principal, premium, if any, sinking funds and interest on Senior Debt has been made or duly provided for in money or money's worth, other than a payment under Articles Eleven and Twelve if, at the time of mailing of notice of redemption pursuant to Section 1104 or 1203, as the case may be, relating to such payment, there is no such default known to the Trustee.

     SECTION 1605. Payments of Securities Permitted. Nothing contained in this Article or elsewhere in this Indenture, or in any of the Securities, shall affect the obligation of the Company to make, or prevent the Company from making, payments of the principal (or premium, if any) or interest on the Securities in accordance with the provision hereof and thereof, or shall prevent the Trustee or any Paying Agent from applying any moneys deposited with it hereunder to the payment of the principal (or premium, if any) or interest on the Securities, in each case except as otherwise provided in this Article.

     SECTION 1606. Effectuation of Subordination by Trustee. Each Holder of Securities, by his acceptance thereof, authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

     SECTION 1607. Knowledge of Trustee. Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Debt, of any default in payment of principal, premium (if any) or interest on any Senior Debt or of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until a Responsible Officer of the Trustee having responsibility for the administration of the trust established by this Indenture shall have received written notice thereof from the Company, any Holder of Securities, any paying or conversion agent of the Company or the holder or representative of any class of Senior Debt, and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such default or facts exist; provided, however, that unless on the second Business Day prior to the date upon which the terms hereof any such monies may become payable for any purpose (other than a payment under Articles Eleven and Twelve) the Trustee shall have received the notice provided for in this Section 1607, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

     SECTION 1608. Trustee's Relation to Senior Debt. The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Debt at the time held by it, to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of or payments to the Trustee under or pursuant to Section 606.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders, the Company or any other Person monies or assets to which any holder of Senior Debt shall be entitled by virtue of this Article or otherwise.

     SECTION 1609. Rights of Holders of Senior Debt Not Impaired. No right of any present or future holder of any Senior Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     SECTION 1610. Modification of Terms of Senior Debt. Any renewal or extension of the time of payment of any Senior Debt or the exercise by the holders of Senior Debt of any of their rights under any instrument creating or evidencing Senior Debt, including without limitation the waiver of default hereunder, may be made or done all without notice to or assent from the Holders of the Securities of the Trustee.

     No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt is outstanding or of such Senior Debt, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article or of the Securities relating to the subordination thereof.

     SECTION 1611. Definition of Senior Debt. "Senior Debt" means the principal of (and premium, if any) and interest on any indebtedness, whether outstanding at the date hereof or hereafter created or incurred which is for (a) money borrowed by the Company (including without limitation obligations of the Company in respect of overdrafts, foreign exchange contracts, letters of credit, bankers acceptances, or any loan or advance from a bank, whether or not evidenced by debentures, notes or similar instruments), (b) obligations which would be classified as liabilities on the balance sheet of the Company, in accordance with generally accepted accounting principles, evidencing the purchase price for the acquisition of assets of any kind by the Company or a Subsidiary except in the ordinary course of business, (c) money borrowed by others and assumed or guaranteed by the Company, (d) obligations of the Company under any agreement to lease, or any lease of, any real or personal property which are capitalized on the books of the Company in accordance with generally accepted accounting principles, (e) obligations under performance guarantees, support agreements and other agreements in the nature thereof relating to the obligations of any subsidiary of the Company and (f) renewals, extensions, refundings, amendments and modifications of any indebtedness of the kind described in the foregoing clauses (a),
(b), (c), (d) and (e) or of the instruments creating or evidencing such indebtedness or such renewal, extension, refunding, amendment and modification, it is provided that such indebtedness, or such indebtedness as so modified or amended, or such renewals, extensions or refundings are not senior in right of payment to the Securities.


                        ARTICLE SEVENTEEN

            IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                OFFICERS, DIRECTORS AND EMPLOYEES

     SECTION 1701. Exemption from Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director, employee or agent, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors, employees or agents, as such, of the Company or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer, director, employee or agent, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.

                        *   *   *   *   *

     This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                         KANSAS CITY SOUTHERN INDUSTRIES, INC.



                         By______________________________________
[SEAL]                        Title:


Attest:


______________________________
Treasurer

                         ________________________________________
                         ___



                         By______________________________________
                              Title: ____________________________

[SEAL]

Attest:


______________________________
Assistant Secretary

STATE OF NEW YORK        )
                         ) ss:
COUNTY OF NEW YORK  )


     On the ____ day of ___________, 199_, before me personally came _________________ to me known, who, being by me duly sworn, did depose and say that he resides at __________________________________________________, that he is
______________________________ of Kansas City Southern Industries,
Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


[Notarial Seal]


                         ________________________________________
                         Notary Public
                         COMMISSION EXPIRES



STATE OF NEW YORK        )
                         )    ss:
COUNTY OF NEW YORK  )

     On the ____ day of ________________, 199_, before me
personally came __________________________, to me known, who, being by me duly sworn, did depose and say that he resides at ____________________________________________________, that he is
_____________________ of _________________________________________,
one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


[Notarial Seal]


                         ________________________________________
                         Notary Public
                         COMMISSION EXPIRES

                            EXHIBIT A

                     FORMS OF CERTIFICATION


                           Exhibit A-1

       FORM OF CERTIFICATE TO BE GIVEN BY PERSON ENTITLED
        TO RECEIVE BEARER SECURITY OR TO OBTAIN INTEREST
               PAYABLE PRIOR TO THE EXCHANGE DATE

                           CERTIFICATE

             [Insert title or sufficient description
                 of Securities to be delivered)


     This is to certify that, as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise Kansas City Southern Industries, Inc. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     As used herein, "United States" means the United States of America (including the States and the District of Columbia) and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

     This certificate excepts and does not relate to [U.S.$] _________________ of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a Permanent Global Security or an exchange for and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

     We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:  ____________________, 19___

[To be dated no earlier than the 15th
day prior to (i) the Exchange Date or
(ii) the relevant Interest Payment Date
occurring prior to the Exchange Date,
as applicable]

                              [Name of Person Making
                              Certification]



                              ___________________________________
                              (Authorized Signatory)
                              Name:
                              Title:

                           EXHIBIT A-2

        FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR AND
           CEDEL IN CONNECTION WITH THE EXCHANGE OF A
       PORTION OF A TEMPORARY GLOBAL SECURITY OR TO OBTAIN
           INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE


                           CERTIFICATE

             [Insert title or sufficient description
                 of Securities to be delivered]

     This is to certify that, based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially in the form attached hereto, as of the date hereof, [U.S.$] __________________ principal amount of the above-captioned Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise Kansas City Southern Industries, Inc. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(7)), and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     As use herein, "United States" means the United States of America (including the State and the District of Columbia), and its "possessions" include Puerto Rico, the U.S. Virgin islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

     We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:  _______________________, 19___

[To be dated no earlier than the
Exchange Date or the relevant
Interest Payment Date occurring
prior to the Exchange Date, as
applicable]

                              [Morgan Guaranty Trust Company
                                of New York, Brussels Office,] as
                              Operator of the Euroclear System
                                [Cedel S.A.]



                              By________________________________